UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Jamba, Inc.

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April 7, 2016

TO THE STOCKHOLDERS OF
JAMBA, INC.:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Jamba, Inc. (the “Company”) (the “2016 Annual Meeting”) on May 17, 2016, at 8:00 a.m. local time, which will be held at the Company’s principal offices, located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608.

Details of business to be conducted at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. At the 2016 Annual Meeting, the Company will present a report on its operations during the past year and respond to questions from stockholders. Accompanying this Proxy Statement is the Company’s 2015 Annual Report to Stockholders.

The Company is pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders primarily over the Internet. On or about April 7, 2016, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”), and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone, and includes instructions on how to receive a paper copy of the proxy materials by mail. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials and annual report, please follow the instructions included in the Notice. If you received your Annual Meeting materials by mail, the notice of the annual meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the online proxy statement and annual report.

We hope that you will attend the 2016 Annual Meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, by Internet or, if you have received a paper copy of your proxy materials by mail, by completing, signing, dating, and returning your proxy card in the envelope provided.

Sincerely yours,

DAVID A. PACE
Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2016 Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting and do not hold your shares through an account with a brokerage firm, bank or other nominee, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares and revoke your vote, if necessary.

JAMBA, INC.
6475 Christie Avenue, Suite 150
Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2016

Dear Stockholder:

You are invited to attend the 2016 Annual Meeting of Stockholders of Jamba, Inc., a Delaware corporation (the “Company”) (the “2016 Annual Meeting”), which will be held at the Company’s principal offices located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608 on May 17, 2016, at 8:00 a.m. local time, for the following purposes:

1.	To elect seven nominees as directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2017.
3.	To approve the amendment and restatement of the Jamba Inc. 2013 Equity Incentive Plan.
4.	To vote on a non-binding advisory resolution to approve executive compensation.
5.	To hold a non-binding advisory vote regarding the frequency of future advisory votes on executive compensation.
6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 24, 2016 are entitled to notice of, and to vote at, the 2016 Annual Meeting and any adjournment or postponement thereof. For ten days prior to the 2016 Annual Meeting, a complete list of stockholders entitled to vote at the 2016 Annual Meeting will be available for examination by any stockholder, for any purpose relating to the 2016 Annual Meeting, during ordinary business hours at our principal offices located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608.

By Order of the Board of Directors,

KAREN L. LUEY
Secretary

Emeryville, California
April 7, 2016

IMPORTANT: Please vote and submit your proxy by telephone, the Internet or, if you have received a paper copy of the proxy materials by mail, by completing and promptly mailing your proxy card in the postage-paid envelope provided to assure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2016

This Proxy Statement relating to the 2016 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 29, 2015 are available at www.proxyvote.com.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of Jamba, Inc., a Delaware corporation (“Jamba,” “Company,” “we,” “us,” and “our”), for use at its 2016 Annual Meeting of Stockholders to be held on May 17, 2016, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being made available to stockholders on or about April 7, 2016.

SOLICITATION AND VOTING

Voting Securities.  Only stockholders of record as of the close of business on March 24, 2016 (the “Record Date”) will be entitled to vote at the meeting and any postponement or adjournment thereof. As of the Record Date, there were 15,088,378 shares of common stock of the Company (the “Common Stock”) outstanding, excluding treasury shares, all of which are entitled to vote with respect to all matters to be acted upon at the 2016 Annual Meeting.

Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Restated Certificate”). Our current Restated Certificate does not have any other requirements for a quorum of the stockholders. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of selection of auditors. Non-routine matters include the election of directors, the executive compensation advisory proposal and the advisory vote regarding frequency of future advisory votes on executive compensation.

Solicitation of Proxies.  We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our employees, officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies.  Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet at www.proxyvote.com, or (3) by telephone at 1-800-690-6903. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the notice by mail described below or, if you receive a paper copy of the proxy materials, on the proxy card provided.

“Notice and Access” Model.  The SEC’s proxy rules set forth how companies must provide proxy materials. These rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following options for making proxy materials available to stockholders: (i) the full set delivery option; or (ii) the notice only option. A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others. We must comply with these rules in connection with our 2016 Annual Meeting.

Under the full set delivery option a company delivers all proxy materials to its stockholders by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the Company must post all proxy materials on a publicly-accessible web site (other than the SEC’s web site) and provide information to stockholders about how to access that web site and the hosted materials. Under the notice only option, instead of delivering its proxy materials to stockholders, the Company instead delivers a “Notice of Internet Availability of Proxy Materials” which outlines (i) information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting; (ii) information regarding the web site where the proxy materials are posted; and (iii) various means by which a stockholder can request paper or email copies of the proxy materials.

In connection with our 2016 Annual Meeting, we have elected to use the notice only option. Accordingly, unless requested otherwise, you should have received a notice by mail instructing you how to access proxy materials at http://www.proxyvote.com and providing you with a control number you can use to vote your shares. You may request that the Company deliver paper copies of the proxy materials as well.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder whose shares are registered in their own name has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.

Annual Meeting Attendance

You are entitled to attend the 2016 Annual Meeting only if you were a Company stockholder as of the Record Date or you hold a valid proxy for the 2016 Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership. In addition, the Notice will serve as proof of stock ownership as of the Record Date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Company’s bylaws (the “Bylaws”), the Board of Directors of the Company (hereinafter referred to as the “Board” or the “Board of Directors”) has currently set the size of the Board at eight members and there are currently eight members serving. The terms of the current directors expire upon the election and qualification of the directors to be elected at the 2016 Annual Meeting. The Board has nominated seven persons for election at the 2016 Annual Meeting to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All nominees for election to the Board are presently directors of Jamba. Lesley Howe is not standing for re-election at the 2016 Annual Meeting but will continue to serve the end of his current term. Following the 2016 Annual Meeting, the size of the Board will be set at seven members. Stockholders may not vote for a greater number of persons than the number of nominees named. Set forth below is information regarding the nominees to the Board for election as a director.

Each nominee has agreed to be named in this proxy statement and to serve if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate such an occurrence), the proxies may be voted for such substitute nominee(s) as we may designate.

If a quorum is present and voting, each of the seven nominees receiving a higher number of votes cast “for” such nominee than “against” such nominee will be elected. Proxies cannot be voted for more than seven nominees. Abstentions, “broker non-votes” and withheld votes will not count towards election of any director nominee. Under our Bylaws, if an incumbent director standing for re-election is not re-elected, the director shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such director’s resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its ultimate decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the Board’s decision with respect to his or her resignation.

If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board as permitted by our Bylaws.

The seven Company nominees to the Board to serve until the 2017 Annual Meeting and until their successors have been duly elected and qualified are as follows:

Name	Age	Director Since
David A. Pace	57	2012
Richard L. Federico	61	2006
Andrew R. Heyer	58	2009
Michael A. Depatie	59	2010
Lorna C. Donatone	58	2013
James C. Pappas	34	2015
Glenn W. Welling	45	2015

The principal occupations and qualifications of each of the seven Company nominees for director are as follows. There are no family relationships among any of our directors or executive officers.

DAVID A. PACE has been a member of our Board since August 2012 and our Chief Executive Officer since January 2016. Mr. Pace was most recently President of Carrabba’s Italian Grill, and was the Executive Vice President and Chief Resource Officer of Bloomin’ Brands where he was responsible for both the human resources and real estate and development functions of Bloomin’ Brands along with the Fleming’s and Roy’s business units prior to that. Before joining Bloomin’ Brands in 2010, Mr. Pace was a management consultant, entrepreneur and not-for-profit leader. He has extensive domestic and international experience overseeing human resources for Starbucks Coffee Company, HomeGrocer.com and PepsiCo/YUM Brands along with additional experiences in technology and sports management. Mr. Pace served as an adjunct faculty member in Southern Methodist University’s Cox Graduate School of Business and is currently Chairman of the Board of Up2US, a rapidly expanding national non-profit focused on improving the health and development of America’s young people through sports-based youth development. Mr. Pace has a Bachelor of Science in Industrial and Labor Relations from Cornell University. Mr. Pace’s position as our Chief Executive Officer and his extensive knowledge of the restaurant and food and beverage industries, including his senior leadership experience in human resources, make him particularly qualified for service on our Board.

RICHARD L. FEDERICO has been a member of our Board of Directors since November 2006 and has served as the Chairman of our Board since January 2016. Mr. Federico had previously served as a director of Jamba Juice Company from October 2004 to November 2006. Mr. Federico is currently Executive Chairman of Wok Holdco, an operator of domestic Asian-inspired restaurant brands, a position he has held since 2012. From 1996 until 2012, Mr. Federico served as a director and from 1997 to 2015, as Chief Executive Officer of P.F. Chang’s China Bistro Inc. In 2000, Mr. Federico was named Chairman of the Board of P.F. Chang’s China Bistro Inc. From 1989 to 1996, Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc., where he was responsible for concept development and operations. Since 2011, Mr. Federico has served on the Board of Directors of Domino’s Pizza. Mr. Federico’s business acumen and experience in leading a successful publicly-held restaurant concept make him particularly qualified for service as Chairman of our Board, and for service on our Nominating and Corporate Governance Committee and on our Compensation and Executive Development Committee.

ANDREW R. HEYER has been a member of our Board of Directors since June 2009. Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund. Prior to founding Mistral, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, LLC, a private equity firm. Mr. Heyer was formerly a Vice Chairman of CIBC World Markets Corp., and a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Market Corp. in 1995, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express. Mr. Heyer also serves on the Board of Directors of Hain Celestial Group, Worldwise, Inc., XpresSpa, Country Pure Foods, LoveSac, and Vino Volo. Mr. Heyer also currently serves as a Member of the Executive Committee and Board of Trustees of the University of Pennsylvania and the University of Pennsylvania Health System. Mr. Heyer was appointed as our Lead Director in March 2015, a position he held until January 2016. Mr. Heyer’s business, financial and investment experience in consumer focused product and services industries makes him particularly qualified for service on our Board and our Compensation and Executive Development Committee.

MICHAEL A. DEPATIE has been a member of our Board of Directors since November 2010. Mr. Depatie has served as the Managing Partner of KHP Capital Partners, the real estate investment fund of Kimpton Hotels, since January 2015. Mr. Depatie served as Chief Executive Officer of Kimpton Hotels and Restaurants, LLC from 2006 to January 2015, and was also a member of Kimpton’s Board of Directors. Prior to being elected as Kimpton’s Chief Executive Officer, Mr. Depatie served as their President from 2005 having joined the Kimpton family of companies as Chief Executive Officer for real estate for Kimpton Group Holding, LLC in 2003. Prior to Kimpton, Mr. Depatie held senior finance and development roles in a number of rapidly growing lodging companies including Residence Inn and Summerfield Suites. Previously, Mr. Depatie was the Chief Financial Officer of Sunterra, a NYSE listed resort hotel vacation ownership company and NYSE listed La Quinta, a national chain of limited service hotels. Mr. Depatie’s extensive senior management experience and his financial expertise make him particularly qualified for service on our Board and our Audit Committee.

LORNA C. DONATONE has been a member of our Board of Directors since December 2013. Since September 2015, Ms. Donatone has served as Region Chair for North America and Chief Executive Officer of Schools Worldwide for Sodexo. Ms. Donatone had previously served as the Chief Operating Officer and Education Market President at Sodexo Education since February 2010, where she oversaw operations and strategic growth for Sodexo at college and university campuses, public school districts and private schools in the U.S. Prior to that, Ms. Donatone served in various other leadership roles at Sodexo including President of

School Services from September 2007 to February 2010. Ms. Donatone joined Spirit Cruises, LLC, a subsidiary of Sodexo in 1999 and served as its President from 2002 to 2006. Ms. Donatone is a member of the Sodexo Group Executive Committee and Chair of the Sodexo North America Regional Leadership Committee. She has been a board member of the National Restaurant Association since 2005 and a trustee of the National Restaurant Association Educational Foundation since 2011, where she is currently Chair of the Board. Ms. Donatone is the Past Chair of the Board of Directors of the Women’s Foodservice Forum and was elected as a member of the Board of Trustees for the Culinary Institute of America in 2008. Ms. Donatone’s extensive knowledge of the restaurant and food service industry, senior management experience and financial expertise makes her particularly qualified for service on our Board, our Audit Committee and as Chair of our Nominating and Corporate Governance Committee.

JAMES C. PAPPAS joined our Board of Directors in January 2015. He serves as the Managing Member of JCP Investment Management, LLC, a position he has held since June 2009. Mr. Pappas is the sole member of JCP Investment Holdings, LLC, and was a private investor between 2007 and 2009. Previously, from June 2005 to July 2007, Mr. Pappas was with the Investment Banking/Leveraged Finance Division of Goldman Sachs Group, Inc. where he advised private equity groups and corporations on appropriate leveraged buyout, recapitalization and refinancing alternatives. Prior to that, from June 2004 to June 2005, Mr. Pappas worked with Banc of America Securities, where he focused on consumer and retail investment banking, providing advice on a wide range of transactions including mergers and acquisitions, financings, restructurings and buy-side engagements. From January 2013 to May 2014, Mr. Pappas served as the Chairman of Morgan’s Foods Inc., and served as its Director from February 2012 to May 2014. He served as an Independent Director of The Pantry, Inc. from March 2014 to March 2015. He also served as a Director at Samex Mining Corp. from January 2013 to August 2013. Mr. Pappas’s financial and food service industry expertise, along with his senior management experience make him particularly qualified to serve on our Board, our Audit Committee and our Nominating and Corporate Governance Committee.

GLENN W. WELLING has been a member of our Board of Directors since January 2015. He served as the Chief Investment Officer and Principal of Engaged Capital, LLC since its founding in 2012. Prior to the founding of Engaged Capital, Mr. Welling was a Principal and Managing Director of Research at Relational Investors LLC, which he joined in July 2008 and was responsible for research in the consumer, healthcare, and utilities sectors. Mr. Welling served from February 2002 to May 2008 as a Managing Director of Credit Suisse Group AG, where he also served as the Head of the Investment Banking Department’s Advisory Business. Mr. Welling served as Partner and Managing Director of HOLT Value Associates L.P. from October 1999 to January 2002. Mr. Welling serves as Chairman of the Board of Directors for the University of Pennsylvania’s tennis program and as a Member of the Wharton Executive Education Board. He also serves as a member of the Board of Directors of ROVI Corporation, and Medifast, Inc. He teaches executive education courses at the Wharton School of Business at the University of Pennsylvania. Mr. Welling’s financial, industry, and senior management experience make him particularly qualified to serve on our Board and as Chairman of our Compensation and Executive Development Committee.

Background information on the officers of the Company other than Mr. Pace can be found in our Annual Report on Form 10-K filed with the SEC on March 14, 2016 under the heading “Executive Officers.”

Recommendations of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF OUR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, except for David Pace, each of the Company director nominees standing for election has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined by the applicable NASDAQ rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). In determining the independence of our directors, the Board of Directors has adopted the independence standards that mirror the criteria specified by applicable law and regulations of the SEC and the NASDAQ.

Board Leadership Structure

Our Board leadership structure currently consists of a Chairman and a Chief Executive Officer. Prior to the appointment of Richard L. Federico as independent Chairman of the Board, we appointed an independent Lead Director and will do so in the future at any time the roles of Chief Executive Officer and Chairman are combined. In January 2016, David A. Pace was appointed our Chief Executive Officer and Richard L. Federico was appointed Chairman of our Board, replacing James D. White who served as our Chief Executive Officer since 2008 and as Chairman of our Board since the 2010 Annual Meeting of Stockholders. Andrew R. Heyer was appointed as our Lead Director in March 2015, a position he held through January 2016.

The Board believes that Mr. Federico is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings Company-specific experience and expertise. The Board has determined that separating the roles of Chairman and Chief Executive Officer is most appropriate based on the current business environment of the Company, among other relevant factors.

Additionally, one of the responsibilities of the Board is to work with management to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes that the Chairman can provide guidance to the Chief Executive Officer, who can then make the operating decisions necessary to manage the business.

Our Board elects our President, Chief Financial Officer, Secretary and all executive officers. All executive officers serve at the discretion of our Board. Each of our officers devotes his or her full time to our affairs.

Our directors devote time to our affairs as is necessary to discharge their duties. In addition, our Board has the authority to retain its own advisers to assist it in the discharge of its duties. There are no family relationships among any of our directors, officers or key employees.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of the risks we face. This role is one of informed oversight rather than direct management of risk. Our Board regularly reviews and consults with management on strategic direction, challenges and risks we face. Our Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of our Board oversees management of financial risks, and its charter tasks the committee to provide oversight and review of, at least annually, our risk management policies. The Compensation and Executive Development Committee of our Board is responsible for overseeing the management of risks relating to and arising from our executive compensation plans and arrangements. These committees provide regular reports to the full Board.

Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The Chief Financial Officer and her staff provides regular reports of legal risks to our Board and committees. The Chief Financial Officer and the Controller provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, the Audit Committee receives periodic reports from management on our compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Compensation and Executive Development Committee’s compensation consultant provide analysis of risks related to our compensation programs and practices to the Compensation and Executive Development Committee.

Certain Relationships and Related Transactions

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that Jamba will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Jamba, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Other than the foregoing, there were no relationships or related party transactions in the fiscal year ended December 29, 2015 requiring disclosure in this Proxy Statement.

Procedures for Approval of Related Person Transactions

Any request for us to enter into a transaction with an executive officer, director or employee, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will review each such transaction for potential conflicts of interest or improprieties in a manner consistent with our internal Policy Statement on Related Party Transactions.

Executive Sessions

Non-management directors regularly meet in executive session without management present each time our Board of Directors holds its regularly scheduled meetings.

Committees and Board Meeting Attendance

The Board of Directors has a standing Audit Committee, a Compensation and Executive Development Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board of Directors. Copies of these charters can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. The Board of Directors holds at least four regular meetings each year, with additional meetings as required. The Board of Directors held eight meetings during Fiscal 2015, either in person or by teleconference. Each of the standing committees of the Board of Directors held the number of meetings indicated in the table below. During Fiscal 2015, each of our incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors held during the period in which such director served. Our Corporate Governance Principles and Practices provide that our directors are expected to attend the Annual Meeting of Stockholders. Except for Mr. Igelman, all of the directors then serving attended the Company’s last Annual Meeting of Stockholders held on May 12, 2015.

The following table sets forth the three standing committees of the Board of Directors and the members of each committee who served during Fiscal 2015:

Name of Director	Audit	Compensation and Executive Development	Nominating and Corporate Governance
Michael A. Depatie	Member
Richard L. Federico		Member	Member
Lesley H. Howe(1)	Chair
Andrew R. Heyer		Member
Marvin Igelman(2)			Former Member
David A. Pace(3)		Former Member	Former Member
Lorna C. Donatone	Member		Chair
James C. Pappas	Member		Member
Glenn W. Welling		Chair
Number of Meetings:	7	7	4

(1)	Mr. Howe will serve as a member of the Board and as Chairman of the Audit Committee through the date of the 2016 Annual Meeting.
(2)	Mr. Igelman served on our Board of Directors and our Nominating and Corporate Governance Committee through the date of our 2015 Annual Meeting.
(3)	Mr. Pace served on our Nominating and Corporate Governance Committee and our Compensation and Executive Development Committee until January 22, 2016 when he was appointed Chief Executive Officer.

Audit Committee

The current members of the Audit Committee are Lesley H. Howe (Chair), Michael A. Depatie, Lorna Donatone, and James C. Pappas. Each of the members of the Audit Committee is independent for purposes of the applicable NASDAQ rules and the rules and regulations of the SEC as they apply to Audit Committee members.

With the assistance of the Company’s legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards and criteria to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by the Board members. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the full Board. The Board made a determination that all current members of the Audit Committee are “audit committee financial experts” based upon the Nominating and Corporate Governance Committee’s report and each Board member’s review of the information made available to the committee.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. As more fully defined in the committee’s charter, the functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately preceding Proposal No. 2 herein.

Compensation and Executive Development Committee

The current members of the Compensation and Executive Development Committee are Glenn W. Welling (Chair), Richard L. Federico, and Andrew R. Heyer. Each of the members of the Compensation and Executive Development Committee is independent for purposes of the applicable NASDAQ rules. The Compensation and Executive Development Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link.

As more fully described in the committee’s charter, the primary function of the Compensation and Executive Development Committee is to assist the Board of Directors in managing compensation and development for directors and executives. The Compensation and Executive Development Committee’s primary duties and responsibilities are to (i) set compensation philosophy and determine executive compensation; (ii) ensure that all components of executive compensation are consistent with the Company’s compensation philosophy as in effect from time to time; (iii) evaluate and make recommendations to the Board of Directors on an annual basis concerning compensation of the members of the Board of Directors; (iv) oversee risks related to our executive compensation plans and arrangements; and (v) work with management to devise and execute on an executive development plan and succession planning and practices for the Company. The Compensation and Executive Development Committee’s charter does not provide for any delegation of these duties. In addition, the Compensation and Executive Development Committee has the authority under its charter to hire outside consultants and conduct such compensation reviews, investigations and/or surveys as the Compensation and Executive Development Committee may reasonably deem will provide such information as could reasonably and properly be required by the Compensation and Executive Development Committee in the exercise of its duties and responsibilities.

In setting compensation for our members of the Board of Directors, our executive officers provide suggestions on the administration of compensation for our directors to the Compensation and Executive Development Committee. For a description of the role our executive officers play in determining or recommending the amount or form of executive compensation, please see the section below entitled “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis.”

Executive Compensation Processes

The Compensation and Executive Development Committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals may include both corporate goals and individual department specific goals that facilitate the achievement of corporate performance. Bonuses are tied to the achievement of these performance goals. For all executives, annual base salary increases and bonuses, to the extent awarded, are generally implemented during the first calendar quarter of the year.

Risk Considerations in Executive Compensation

Our Compensation and Executive Development Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program, and our Compensation and Executive Development Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described more fully in the section below entitled “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” we structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both intermediate and long-term corporate performance and generally are tied to the achievement of company-wide and individual department-specific goals. Goals are both financial and non-financial, and while largely formula-based, there is also an appropriate level of discretion in determining incentive payouts. We believe that applying company-wide metrics encourages decision-making by our executives that is in the best long-term interest of our Company and stockholders. Further, we believe that these variable elements of compensation constitute a sufficient percentage of overall compensation to motivate our executives to produce superior short, intermediate and long-term corporate results, while the fixed element is also substantial enough that our executives are not encouraged to take unnecessary or excessive risks in doing so. Finally, there are additional risk mitigating policies in place such as insider trading prohibitions and independent Compensation and Executive Development Committee oversight.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Executive Development Committee was an officer or employee of the Company during Fiscal 2015. During Fiscal 2015, no member of the Compensation and Executive Development Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During Fiscal 2015, none of the Company’s executive officers served on the Compensation and Executive Development Committee or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation and Executive Development Committee or Board of Directors.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Lorna Donatone (Chair), Richard L. Federico and James C. Pappas. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the applicable NASDAQ rules. The Nominating and Corporate Governance Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link.

As more fully defined in the committee’s charter, the Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management.

Director Nominations — Criteria and Diversity

The Board of Directors has adopted a Director Qualifications and Nominations Policy, the purpose of which is to describe the process by which candidates for possible inclusion in the Company’s slate of director nominees are selected. The Director Qualifications and Nominations Policy is administered by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee annually evaluates the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria set forth below in determining whether to recommend these directors for election. The Nominating and Corporate Governance Committee regularly assesses the optimum size of the Board of Directors and its committees and the needs of the Board of Directors for various skills, background and business experience in determining if the Board of Directors requires additional candidates for nomination.

In fulfilling its responsibilities, the Nominating and Corporate Governance Committee considers, among other things, the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of the Company’s Board of Directors and its Committees;
•	the perceived needs of the Board of Directors for particular skills, background and business experience;
•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board of Directors;
•	nominees’ independence from management;
•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

While the Nominating and Corporate Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, the Nominating and Corporate Governance Committee considers diversity in its selection of nominees and seeks to have a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Our Board of Directors recognizes its responsibility to ensure that nominees for our Board of Directors possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives, including those backgrounds and perspectives with respect to age, gender, culture, race and national origin. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

Candidates for nomination as director come to the attention of the Nominating and Corporate Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Corporate Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating and Corporate Governance Committee believes at any time that it is desirable that the Board of Directors consider additional candidates for nomination, the Nominating and Corporate Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be so evaluated, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, Jamba, Inc., 6475 Christie Avenue, Suite 150, Emeryville, CA 94608, 120 days prior to the anniversary of the date the proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made, and must contain, among other requirements set forth in our Bylaws, the following information with respect to the candidate:

•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the class and number of shares of capital stock of the Corporation which are beneficially owned by the candidate; and
•	any other information relating to the candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended.

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the criteria stated in its policy and will select the nominees that in the Nominating and Corporate Governance Committee’s judgment best suit the needs of the Board of Directors at that time.

Our Bylaws permit stockholders to nominate directors for consideration at annual meetings, provided the advance notice requirements set forth in our Bylaws have been properly met.

Communications with Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of the Director(s)
c/o Corporate Secretary
Jamba, Inc.
6475 Christie Avenue, Suite 150
Emeryville, CA 94608
Fax: (510) 653-0643

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors, or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a committee, the Chairman of the Board, or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our Vice President of Legal Affairs.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its employees, including the Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics can be obtained on the Company’s website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. The Company intends to post on its website any amendments to or waivers of the Company’s Code of Business Conduct and Ethics. The information contained on the Company’s website is not part of this document.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Principles and Practices to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles which provide a framework for the conduct of our Board’s business provide, among other things, that:

•	The principal responsibility of the directors is to oversee the exercise of corporate powers and to ensure that the Company’s business and affairs are managed to meet its stated goals and objectives;
•	Certain criteria and qualifications be used for consideration of selection of Board nominees;
•	New directors participate in an orientation program; and

•	All Board members have access to senior management. No member of the Board shall stand for re-election after his/her 75th birthday without a waiver from a majority of the members of the Board. At least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively. Board members shall not serve on more than four other Boards of Directors of other publicly-traded companies; provided, however that if the Board member also serves as chairman of the board of a publicly-traded company, then he or she shall not serve on more than three other Boards of Directors, or if the Board member also serves as an executive officer of a company, then he or she shall not serve on more than two other Boards of Directors.

These principles can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. A printed copy of the guidelines may also be obtained by any stockholder upon request in writing to Jamba, Inc., c/o ICR, Inc., 685 Third Avenue, 2nd Floor, New York, NY, 10017, by emailing investors@jambajuice.com, or by telephoning (646) 277-1212.

Stock Ownership Guidelines

Each member of our Board of Directors is required to acquire and maintain, individually or through their affiliates, a minimum of $180,000 of shares of the Company’s common stock during the term of his or her service on the Board, with the value measured by the greater of the aggregate purchase price paid for such shares or the current market price. New members of the Board shall have five years from the date on which their service begins in which to attain the required ownership level. Any director who falls short of the guideline will be deemed in compliance as long as such director retains all stock compensation until the required level of ownership is met. In 2013, we adopted stock ownership guidelines for our management to further align the interests of members of senior management with the interests of our stockholders and to encourage management ownership of our common stock. Further information on these guidelines is set forth in the section below entitled “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is composed of four members and acts under a written charter adopted and approved by the Board of Directors. The members of the Audit Committee are independent as defined by its charter, the NASDAQ Global Market listing standards and the Securities Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 29, 2015 with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 16, Communications with Audit Committees (AS 16). The independent registered public accounting firm also provided the Audit Committee with the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also reviewed and pre-approved services to the independent registered public accountants and considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2015 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Lesley H. Howe, Chairman
Michael A. Depatie
Lorna Donatone
James C. Pappas

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors requests that stockholders ratify the selection of KPMG LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending January 3, 2017 (“Fiscal 2016”). KPMG LLP has acted in such capacity since its appointment in fiscal year 2008.

A representative of KPMG LLP is expected to be present at the 2016 Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. At the 2016 Annual Meeting, the stockholders are being asked to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2016. If the selection of KPMG LLP as auditors for Fiscal 2016 is not approved by stockholders, the adverse vote will be considered by the Audit Committee in its decision to retain KPMG as auditors for 2016. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Fees for Professional Services

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 29, 2015 (“Fiscal 2015”) and fiscal year ended December 30, 2014 (“Fiscal 2014”) by its independent registered public accounting firm, KPMG LLP:

	Fiscal 2015 (52 weeks)	Fiscal 2014 (52 weeks)
Audit Fees(1)	$1,349,755	$1,163,895
Audit-Related Fees(2)	25,000	23,000
Tax Fees(3)	—	100,229
All Other Fees	—	—
Total Fees	$1,374,755	$1,287,124

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of tax compliance, tax planning, and tax advice.

The Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Unless a type of service has received general pre-approval, it will require separate pre-approval by the Audit Committee. The Audit Committee has delegated its pre-approval authority to its Chairman, provided the Chairman reports any pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. During Fiscal 2015 and Fiscal 2014, all fees paid to our independent auditors were pre-approved in accordance with this policy without exception.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting power of the stock represented and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares on a discretionary basis in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2017.

PROPOSAL NO. 3

TO APPROVE AMENDMENT AND RESTATEMENT
OF THE 2013 EQUITY INCENTIVE PLAN

At the 2016 annual meeting of stockholders, the stockholders will be asked to approve an amendment and restatement of the Jamba, Inc. 2013 Equity Incentive Plan (the “2013 Plan”). The Board of Directors adopted the 2013 Plan on February 27, 2013, subject to and effective upon its approval by the Company’s stockholders which was obtained on May 14, 2013. The 2013 Plan replaced our Amended and Restated 2006 Employee, Director and Consultant Plan (the “Predecessor Plan”). No further awards may be granted under the Predecessor Plan, which was terminated. As part of the approval of the amendment and restatement of 2013 Plan, the stockholders are being asked to approve an increase in the 2013 Plan Share Reserve by 900,000 shares, and to re-approve (and slightly modify and expand upon the list of items which may result in modifications to performance targets) the performance measures used under the 2013 Plan with respect to performance-based compensation within the means of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

We continue to operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program. Our equity compensation program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants and directors) of the Company.

The 2013 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards and deferred compensation awards. Under the 2013 Plan, we were initially authorized to issue up to 9,000,000 shares, reduced proportionately by the reverse stock split approved at the 2013 annual meeting to 1,800,000 shares, and for awards made under the Predecessor Plan after January 1, 2013 (on the basis of one share for every one share granted pursuant to awards of options and SARs, and 1.46 shares for every one share granted pursuant to awards other than options and SARs). The Compensation Committee has determined that a share increase to the 2013 plan is necessary to help the Company continue to provide needed equity compensation incentives. Specifically, we are asking that an additional 900,000 shares be approved, such that as of the date stockholders approve the restated 2013 Plan, there will be 1,307,093 shares available for new grants, reduced by (i) one share for every one share of stock subject to an option or SAR granted under the 2013 Plan after February 16, 2016, and prior to the 2016 Annual Meeting; and (ii) 1.92 shares for every one share of stock subject to an award other than an option or SAR granted under the Plan after February 16, 2016 and prior to the 2016 Annual Meeting.

In addition, by approving the amendment and restatement of the 2013 Plan, the stockholders will also be re-approving (and slightly modifying as described above) the performance measures for purpose of Section 162(m) of the Code. The 2013 Plan is designed to help the Company comply with the rules relating to its ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit.

To help enable compensation in connection with certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2013 Plan with vesting based on performance criteria that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the stockholders are being asked to re-approve certain material terms relating to the performance measures used with respect to such grants. Thus, by approving the amendment and restatement of the 2013 Plan, the stockholders will be specifically approving, among other things, the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2013 Plan will be generally deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. In addition, the 2013 Plan permits the grant of certain awards which would not qualify as “performance-based” compensation under Section 162(m) of the Code.

Key Features Designed to Protect Stockholders’ Interests

The design of the 2013 Plan, as amended and restated, reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:

•	All of new Chief Executive Officer’s equity grants are performance-based, and the vast majority are in the form of either premium-priced stock options or performance-based restricted stock units (RSUs) tied to the achievement of stock price targets. The equity granted to our new Chief Executive Officer under his employment agreement consists of 350,000 RSUs tied to the achievement of compound annual stock price growth rate targets of 15%, 22.5% and 30% over a three-year period, 50,000 “premium-priced” stock options with an exercise price determined based on a 15% compound annual stock price growth rate over three years, and 150,000 stock options granted at 100% of fair market value on the grant date.
•	Independent administrator. The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, administers the 2013 Plan.
•	No evergreen feature. The maximum number of shares available for issuance under the 2013 Plan is fixed and cannot be increased without stockholder approval. In addition, the 2013 Plan expires by its terms on a specified date.
•	Repricing and reloading prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.
•	No discount awards; maximum term specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years’ duration.
•	Award design flexibility. Different kinds of awards may be granted under the 2013 Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support the attainment of our strategic goals.
•	Share counting. As amended and restated, the 2013 Plan provides that the number of shares remaining for grant under the 2013 Plan will be reduced by the gross number of shares subject to the award regardless of whether the award is settled on a net basis, exercised through the tender of shares, or reduced for withholding taxes. Prior to this proposed amendment and restatement, these share counting rules only applied to grants of options and SARs.
•	Non-employee director awards. As amended and restated, the number of shares for which awards may be granted under the 2013 Plan, together with cash payments, to any non-employee member of our Board of Directors in any calendar year is limited. Prior to this proposed amendment and restatement, this limitation only applied to equity awards to non-employee directors.
•	Minimum vesting requirements. Assuming the amendment and restatement is approved, options and SARs granted under the 2013 Plan will generally be subject to a minimum vesting requirement of one-year of service (subject to limited exceptions described below).
•	No automatic single trigger upon a change in control. The 2013 Plan, as amended and restated, provides that awards may be assumed or substituted for upon a change in control, and shall accelerate if not so assumed or substituted, in which case the vesting of performance awards will be based on actual performance as of the change in control date.

•	Clawback policy. Awards granted under the 2013 Plan granted to executive officers will be subject to the Company’s Incentive Compensation Recoupment Policy, which covers both cash and equity.
•	Section 162(m) limits. With respect to certain awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the 2013 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.
•	No tax gross-ups. The 2013 Plan does not provide for tax gross-ups.
•	Management Equity Holding Requirements and Share Ownership Guidelines. Each executive is subject to a minimum stock ownership requirement, and must retain 50% of all equity granted under the compensation program (calculated on the basis of net after tax shares) until the guideline is achieved.
•	Fixed term. The 2013 Plan has a fixed term of ten years.

The following table sets forth the total number of shares subject to outstanding awards under the Predecessor Plan and the 2013 Plan as of February 16, 2016, as well as the number of shares that will be available for grant under the 2013 Plan assuming that the stockholders authorize the addition of 900,000 to the 2013 Plan’s share reserve:

	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards (RSUs and Target PSUs)(2)	Shares Remaining Available for Future Grant (Assuming Target PSUs)(2)
As of 2/16/16 (Before Amended Plan is Approved)	1,441,805	238,841	407,093
Shares Remaining Available for Future Grant Upon Approval of the 2013 Amendment and Restatement of the Plan			1,307,093	(3)

(1)	As of February 16, 2016, the 1,441,805 stock options outstanding had a weighted average exercise price of $12.291 and a weighted average life of 5.87 years.
(2)	For PSUs, assumes target achievement of performance-related conditions for all outstanding awards.
(3)	This amount will be reduced by grants made after February 16, 2016 and counted at the fungible ratio.

Based on Jamba's common shares outstanding as of February 16, 2016, the aggregate total of the table above of approximately 2.09 million shares represents an overhang of approximately 12.2% if shares available for future grant are expressed in stock options, or 11.2% if shares available for future grant are expressed in full-value shares. If the 2013 Plan is approved, the additional 900,000 shares available for issuance would increase the overhang to approximately 16.5% if shares available for future grant are expressed in stock options, or 13.5% if shares available for future grant are expressed in full-value shares (illustrating the potential aggregate dilutive effect of the additional shares included in the 2013 Plan). Note that Jamba's overhang is influenced by its preference for granting stock options in lieu of full-value shares in 2015, which resulted in more shares being granted and a correspondingly higher overhang. This is because options have a lower fair value cost per share than a full-value share, so it takes more shares to deliver the desired overall grant value to Jamba employees. Jamba calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

On March 24, 2016, the last reported sale price of the company common stock on the NASDAQ Stock Market was $12.05 per share.

Among the factors the Compensation Committee considered in determining the appropriate size of the increase to the share pool for our 2013 Plan was the Company’s prior grant history and its range of potential uses of equity compensation for the next few years. This was based on forecasts of our anticipated growth rate for the next few years, which includes anticipated, non-recurring grants for certain new hires, including our newly hired CEO. Other factors considered by the Compensation Committee include, but are not limited to, the ratio of the number of shares issued to employees relative to the total number of outstanding shares, the use of both time and performance-based vesting requirements, and a comparison of the Company’s rate of burn of employee equity to industry/market cap peer companies. Based on this analysis, we believe that after taking into account the proposed share increase, the 2013 Plan’s share reserve will be sufficient for us to make grants of equity incentive awards under the 2013 Plan approximately through the end of 2016. We are growing rapidly and as a result our equity-related employee population is also growing. Accordingly, we anticipate that we will need to request additional shares for the 2013 Plan at our 2017 stockholders meeting, in which case the stockholders would have the opportunity to either approve or disapprove any addition to the requested share reserve.

The following table sets forth the number of shares we have granted (under our Predecessor Plan and 2013 Plan) during our last three fiscal years and our annual and three-year average burn rate (gross number of shares granted during the year divided by weighted common shares outstanding).

Year	Stock Options Granted		RSUs Granted	PSUs Granted at Target(1)	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2015	1,009,513	(2)	51,702	0	1,061,215	15,787,806	6.9%
2014	5,000		270,000	95,000	370,000	17,197,904	2.2%
2013	30,000		190,000	84,000	304,000	16,793,235	1.8%
3-Year Average	355,338		170,567	59,667	585,572	16,592,982	3.6%

(1)	The number of PSUs earned in 2013, 2014, and 2015, were 22,000, 18,000, and 47,000, respectively.
(2)	Includes 956,013 options that represent a two-year front-loaded equity grant; since two years’ worth of grants were made in 2015, there will be no annual equity grant for 2016.

The Board of Directors believes that the 2013 Plan, as amended and restated, will continue to serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success, and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the amendment and restatement of the 2013 Plan.

Summary of the 2013 Plan

The following summarizes the principal features of the 2013 Plan, as amended and restated, which is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

General.  The purpose of the 2013 Plan continues to be to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, SARs, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.

Authorized Shares.  Subject to certain equitable adjustments for capital structure changes (and reduced by grants made between February 17, 2016 and the 2016 Annual Meeting counted as one share for each option or SAR granted and 1.92 shares for all other “full value” awards (as defined below)), the maximum aggregate number of shares authorized for issuance of new awards under the 2013 Plan, as amended and restated is 1,307,093. This will mean that the total aggregate number of shares ever authorized for issuance under the 2013 Plan (including shares subject to awards already granted, both settled and outstanding) is 2,700,000, which includes 1,800,000 shares originally authorized in 2013, plus 900,000 new shares that are subject to stockholder approval at the 2016 Annual Meeting.

Share Counting.  Each share subject to a stock option or SAR will reduce the number of shares remaining available for grant under the 2013 Plan by one share. However, each share subject to a “full value”

award (i.e., an award settled in stock, other than an option, SAR, or other award that requires the participant to purchase shares for their fair market value determined at grant) will reduce the number of shares remaining available for grant under the 2013 Plan by 1.92 shares.

If any award granted under the 2013 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2013 Plan. Shares will not be treated as having been issued under the 2013 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation for all awards, or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2013 Plan. Upon the exercise of a SAR or net-exercise of an option, the number of shares available under the 2013 Plan will be reduced by the gross number of shares for which the award is exercised. Shares that become available for issuance under the 2013 Plan as described in this paragraph shall become available for issuance based on the same ratio set for above.

In addition, after January 1, 2013, shares from the Predecessor Plan have, and may continue to become available for issuance under the 2013 Plan in the same manner as described in the preceding paragraph.

Adjustments for Capital Structure Changes.  Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2013 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2013 Plan to adjust other terms of outstanding awards as it deems appropriate.

Other Award Limits.  To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2013 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m) of the Code, as follows:

•	No more than 300,000 shares issuable upon the grant of options or stock appreciation rights may be granted to a participant during any fiscal year; provided for a newly hired participant, this number shall be 600,000. In addition, the foregoing limitation also applies to the shares which are referenced in a cash-settled stock appreciation right.
•	No more than 200,000 of shares subject to “full value” awards per each fiscal year in a performance period shall be available for issuance to any participant; provided, however, that with respect to a newly hired participant, this number shall be 400,000.
•	With respect to a performance-based award payable in cash, the maximum amount shall be $9,000,000 for each fiscal year in the performance period.

In addition, to comply with applicable tax rules, the 2013 Plan also limits the number of shares that may be issued upon the exercise of incentive stock options granted under the 2013 Plan; as adjusted in accordance with the terms of the 2013 Plan, to the 2013 Plan’s share reserve.

Notwithstanding any other provision of the 2013 Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards and cash granted to any nonemployee director during any single calendar year shall not exceed $400,000.

Administration.  The 2013 Plan generally will be administered by the Compensation Committee, although the Board of Directors retains the right to appoint another of its committees to administer the 2013 Plan or to administer the 2013 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2013 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2013 Plan, the Committee determines in its discretion the persons to whom, and the times at which, awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2013 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award; provided, however, the Committee may not accelerate or otherwise waive any award restrictions in connection with a change in control unless such action complies with the treatment of awards upon a change in control set forth in Section 14 of the 2013 Plan as described further below. The 2013 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2013 Plan. All awards granted under the 2013 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2013 Plan. The Committee will interpret the 2013 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2013 Plan or any award.

Prohibition of Option and SAR Repricing.  The 2013 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for: (1) the cancellation of outstanding options or stock appreciation rights having exercise prices per share greater than the then fair market value of a share of stock and the grant in substitution therefore of new options or stock appreciation rights having a lower exercise price (or that otherwise increases the value of the cancelled awards), other awards, or payments in cash (other than in connection with a change in control), or (2) the amendment of outstanding options or stock appreciation rights to reduce the exercise price thereof.

Eligibility.  Awards may be granted to employees, directors, and consultants of the Company or those of any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 24, 2016, we had approximately 1,315 employees, including 7 executive officers, and 7 non-employee directors who would be eligible under the 2013 Plan.

Stock Options.  The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The 2013 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2013 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Notwithstanding the foregoing, assuming the 2013 Plan’s amendment and restatement is approved, no option or SAR granted on or after the 2013 Annual

Meeting may vest in less than one year from its date of grant; provided, however, that with respect to options and SARs, up to 5% of the available shares authorized for issuance under the 2013 Plan as of such date may vest (in full or in part) in less than one year from their date of grant (the “5% Basket”). Further, to the extent permissible under the 2013 Plan and the applicable award agreement, any option or SAR granted under the 2013 Plan may vest in full or in part upon the death or disability of the Participant, or upon a change in control of the Company in accordance with the requirements of Section 14 of the 2013 Plan, and such vesting shall not count against the 5% Basket.

Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2013 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time, and only to the extent, that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2013 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2013 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.  The Committee may grant restricted stock units under the 2013 Plan, which represents rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; and completion of a joint venture or other corporate transaction. Such performance goals may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award. Further, in addition, as amended and restated, the 2013 Plan provides that the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (1) restructurings, discontinued

operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (2) asset write-downs, (3) litigation or claim judgments or settlements, (4) acquisitions or divestitures, (5) reorganization or change in the corporate structure or capital structure of the Company, (6) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (7) foreign exchange gains and losses, (8) a change in the fiscal year of the Company, (9) the refinancing or repurchase of bank loans or debt securities, (10), unbudgeted capital expenditures, (11) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (12) conversion of some or all of convertible securities to common stock, (13) any business interruption event (14) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (15) the effect of changes in other laws or regulatory rules affecting reported results. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance measures in order to prevent the dilution or enlargement of the participant’s rights with respect to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code (with respect to awards intended to qualify as performance-based awards under Section 162(m) of the Code). However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. If such a right is granted, the amounts subject to such right shall be subject to the same vesting conditions as the underlying performance award. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

Cash-Based Awards and Other Stock-Based Awards.  The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Deferred Compensation Awards.  The 2013 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The Committee will determine basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2013 Plan.

Change in Control.  Unless otherwise defined in a participant’s award or other agreement with the Company, the 2013 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2013 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than

50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more subsidiaries of the Company).

Following the effective date of the 2013 Plan’s amendment and restatement, with respect to awards granted after such date, the following rules shall apply if a Change in Control occurs: the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. In general, any awards which are not assumed, substituted for or otherwise continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control provided that any award not assumed, substituted for, or otherwise continued shall have its vesting accelerated in full; provided that awards subject to performance based vesting shall only accelerate to the extent the vesting criteria are satisfied as of the date of the change in control based on actual performance as of the change in control.

Awards Subject to Section 409A of the Code.  Certain awards granted under the 2013 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2013 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2013 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination.  The 2013 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2013 Plan following the tenth anniversary of the date the 2013 Plan was adopted by the Board. The Committee may amend, suspend or terminate the 2013 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2013 Plan, change the class of persons eligible to receive incentive stock options, increase the limitations on awards or other payments to non-employee directors, or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2013 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2013 Plan Benefits

All awards under the 2013 Plan will be granted at the discretion of the Compensation Committee, and, accordingly, are not yet determinable. However, in January 2016, in connection with the hiring of our new Chief Executive Officer, we agreed to grant equity awards to our new Chief Executive Officer which included an award of 350,000 performance-based restricted stock units vesting upon the Company’s achievement of specified stock price targets. The settlement of these restricted stock units is not permitted unless and until the stockholders of the Company approve an amendment to the 2013 Plan increasing the current share reserve to a level sufficient to permit the issuance of shares upon settlement of the restricted stock units.

Recoupment Policy

In March 2016, the Company’s Board of Directors adopted an Incentive Compensation Recoupment Policy setting forth the conditions under which the Company will seek reimbursement with respect to excess incentive compensation paid or awarded to, and to recover net profits realized from the sale, vesting or exercise of shares of the Company’s common stock by, executive officers of the Company. Awards under the 2013 Plan granted to executive officers will be subject to the Incentive Compensation Recoupment Policy.

Options Granted to Certain Persons

The following table shows the number of shares subject to options issued as of March 24, 2016 under the 2013 Plan since its inception to:

•	The named executive officers;
•	All current executive officers as a group (excluding named executive officers);
•	All current directors who are not executive officers; and
•	All employees as a group (excluding executive officers).

Name and Position	Number of Shares
David A. Pace President and Chief Executive Officer	—
Karen L. Luey Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary	117,586
Steve A. Adkins Senior Vice President, U.S. Operations	39,209
Julie S. Washington Senior Vice President, Chief Marketing and Innovation Officer	39,209
Arnaud Joliff Senior Vice President, Supply Chain and Ops Services	79,209
All current executive officers as a group (excluding named executive officers)	78,418
All current directors who are not executive officers, as a group	—
All employees as a group (excluding current executive officers)	477,645

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed amendment and restatement of the 2013 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2013 PLAN, INCLUDING THE APPROVAL OF THE PERFORMANCE MEASURES FOR PURPOSES OF SECTION 162(M) OF THE CODE.

PROPOSAL NO. 4

TO VOTE ON A NON-BINDING ADVISORY RESOLUTION TO APPROVE
EXECUTIVE COMPENSATION

Background

At our 2011 annual meeting, our stockholders voted to hold an advisory vote on our executive compensation program once every three years. As such, the next say-on-pay vote was conducted at our 2014 annual meeting. Based on evolving stockholder preferences and stockholder feedback gathered since our 2011 annual meeting, the Compensation and Executive Development Committee (the “Committee”) and the Board of Directors (the “Board”) believe that more of our stockholders now prefer to have an opportunity to express their views on the Company’s executive compensation program through an annual say-on-pay vote. Accordingly, the Board, upon recommendation by the Committee, is giving stockholders an opportunity to cast an advisory vote on executive compensation at this 2016 annual meeting. This vote would normally not be required until our 2017 annual meeting.

In deciding how to vote on this proposal, we urge our stockholders to read the Compensation Discussion and Analysis (“CD&A”) beginning on page 33 of this proxy statement, which describes in more detail our compensation objectives and elements of our executive compensation program, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 45 through 57, which provide detailed information on the compensation of our named executive officers.

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers for our fiscal 2015 year as disclosed in the CD&A, the Summary Compensation Table and related compensation tables, notes, and narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our named executive officers described in this proxy statement.

Although this vote is non-binding, the Board and the Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions concerning executive compensation. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. Please refer to page 12 above for information about communicating with the Board.

The Committee believes that the fiscal 2015 executive compensation program has been appropriately designed to advance stockholder interests through effective performance-based incentives with multi-year retention features. The last stockholder advisory vote on executive compensation was in May 2014 when approximately 97.4% of votes cast were voted in favor of the Company’s executive compensation.

As described in detail in the CD&A, our executive compensation programs are designed to deliver pay for performance, drive strong business results, support teamwork, and to attract and retain strong talent. In addition, our Committee seeks to provide a compensation program for executives that delivers the majority of compensation through performance-based or “at-risk” annual and long-term incentives, and aligns the interests of the Company’s executives with those of our stockholders.

Our 2015 fiscal year was a considerable year of transformation for the Company. In consideration of input from the Company’s stockholders, the Board continued to pursue the transition of the Company towards an asset light franchised-based business model where the Company’s business model shifted from a balanced Company-store and franchise-store model to a greater than 90% franchise system by the end of the fiscal year. The Company also began to focus on cost reduction efforts and towards implementing an infrastructure that more closely aligned with a franchise-based business model. Furthermore, as part of the transformation, the Company undertook a significant leadership transition involving the Company’s Chief Executive Officer as well as its Chief Marketing Officer and other executives, hiring a new Chief Executive Officer and appointing a separate Chairman of the Board in January 2016. The CD&A details the objectives and design of our executive compensation program, and we believe this advisory vote should made in light of this business transition as a number of our programs were implemented to specifically address our new business strategy and leadership changes.

Other significant elements of the Company’s compensation program that continue to reinforce stockholder alignment, its long-term retention strategy and what the Committee considers best practices are the following:

•	Compensation decisions are made by an independent compensation committee and an independent compensation consultant engaged by the Committee.
•	We maintain stock ownership guidelines.
•	We maintain an insider trading policy which governs the purchases and sales of Company securities and which includes a prohibition on puts, calls and similar derivative instruments and restrictions with respect to hedging Company securities, pledging Company securities as collateral for loans and similar transactions.
•	Any equity acceleration requires a “double trigger” (a qualifying termination in connection with a change in control).
•	We do not provide tax reimbursements or gross-ups; any special perquisites or benefits, except in limited circumstances; or supplemental retirement plans.
•	We established an incentive compensation recoupment (or “clawback”) policy.

The vote solicited by this Proposal No. 4 is advisory, and therefore is not binding on the Company, our Board or our Committee, nor will its outcome require the Company, our Board or Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company or the Board. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board and Committee value the opinions of our stockholders and will consider the outcome of the vote in establishing compensation philosophy and in making future compensation decisions.

Stockholders will be asked at the 2016 Annual Meeting to approve the following resolution pursuant to this Proposal No. 4:

“RESOLVED, that the stockholders of Jamba, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders.”

Vote Required and Board of Directors Recommendation

Approval of this resolution requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF A NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.

PROPOSAL NO. 5

TO HOLD A NON-BINDING ADVISORY VOTE REGARDING
THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are seeking an advisory (non-binding) vote from our stockholders to determine the frequency of future advisory votes on the compensation of our named executive officers (say-on-pay).

At our 2011 annual meeting, our stockholders voted to hold an advisory vote on our executive compensation program once every three years. As such, the next say-on-pay vote was conducted at our 2014 annual meeting. Based on evolving stockholder preferences and stockholder feedback gathered since our 2011 annual meeting, the Committee and Board believe that more of our stockholders now prefer to have an opportunity to express their views on the Company’s executive compensation program through an annual say-on-pay vote.

In addition, the Committee and the Board believe annual advisory votes will allow the Board to obtain information on stockholders’ views of the compensation of our named executive officers on a more consistent basis, and will provide our Committee and Board with more frequent input from stockholders on our compensation program.

Accordingly, we are giving stockholders an opportunity to cast an advisory vote to determine the frequency of future advisory votes on executive compensation. This vote would normally not be required until our 2017 annual meeting. When voting on this proposal, stockholders may indicate whether they would prefer an advisory vote every one, two or three years (or you may abstain).

For the reasons stated above, the Committee and Board believe that holding an advisory vote on executive compensation every year is the most appropriate policy for our stockholders and the Company at this time.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal is required to approve the frequency of future advisory votes on executive compensation. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote.

If a majority of the shares present or represented by proxy and entitled to vote on this proposal do not vote in favor of one of the three frequencies, the frequency which receives the highest number of votes will be considered to be the frequency favored by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “1 YEAR” FOR FUTURE ADVISORY VOTES.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis includes a description of the compensation provided in 2015 to our executive officers who are named in the Summary Compensation Table below.

Our named executive officers (“NEOs”) for 2015 were:

James D. White	Chief Executive Officer and President
Karen L. Luey	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary
Julie S. Washington	Senior Vice President, Chief Marketing and Innovation Officer
Steve A. Adkins	Senior Vice President, U.S. Operations
Arnaud Joliff	Senior Vice President, Supply Chain, Ops Services and IT

However, as discussed further in the Executive Summary below, Mr. White departed as Chief Executive Officer and President, and Ms. Washington will depart as Senior Vice President, Chief Marketing and Innovation Officer in 2016.

Executive Summary

Our 2015 fiscal year was a considerable year of transformation for the Company. The Company started the year with two of its significant stockholders joining the Company’s Board of Directors, one of whom now serves as Chairman of its Compensation and Executive Development Committee of the Board (as used herein in this Compensation Discussion and Analysis, the “Committee”). In consideration of the close input from the Company’s stockholders, the Board continued to pursue the transition of the Company towards an asset light franchised-based business model where the Company’s business model shifted from a balanced Company-store and franchise store model to a greater than 90% franchise system by the end of the fiscal year. The Company also began to focus on cost reduction efforts and towards implementing an infrastructure that more closely aligned with a franchise-based business model. Furthermore, as part of the transformation, the Company undertook a significant leadership transition involving the Company’s Chief Executive Officer as well as its Chief Marketing Officer and other executives, hiring a new Chief Executive Officer and appointing a separate Chairman of the Board in January 2016. This Compensation Discussion and Analysis details the objectives and design of our executive compensation program and should be read in light of this business transition as a number of our programs were implemented to specifically address our new business strategy and leadership changes as illustrated in the following table:

Business Highlights

•	Significant year of transition for Jamba
º	Two significant stockholders join the Board
º	Significant stockholder appointed as Chairman of the Committee in January 2016
º	Transition towards asset light franchised-based business model
º	Cost reduction efforts
º	Leadership transition with replacement of CEO and other executives
º	New CEO appointed in January 2016
º	New Chairman of the Board appointed in January 2016

Compensation Highlights

•	Compensation program revamped to support new business strategy as follows:
º	Annual cash bonus opportunities reduced by 50% to support cost cutting initiative
º	Front-loaded 2015 equity grant covering two years’ of grants (no 2016 grant) in the form of stock options to support growth and to provide meaningful retention and incentive, and to provide no compensation if success and growth milestone are not met.

Business Highlights

Compensation Highlights

•	Special actions to address the CEO transition and business include:
º	Retention program implemented for key employees
º	Annual bonus program restructured mid-year as earlier plan became obsolete under new business strategy; however, no amounts are payable under this program as the adjusted EBITDA threshold was not achieved by the Company.
º	New CEO hired with compensation package having a heavy emphasis on performance-based compensation.
º	Adoption of a new clawback policy: Awards granted under the 2013 Plan granted to executive officers will be subject to the Company’s Incentive Compensation Recoupment Policy, which provides for the recoupment of both cash and equity in accordance with the terms of this policy.

As will be discussed in detail below, the Company’s objectives for its executive compensation programs are to align pay with performance and stockholder interests, and to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success.

Overview of Major Governance Provisions

Our executive compensation program is supported by a set of strong governance provisions and pay practices, as follows:

•	Compensation decisions are made by the Committee, an independent compensation committee advised by an independent compensation consultant.
•	We maintain share ownership guidelines.
•	We maintain an insider trading policy which governs the purchases and sales of Company securities and which includes a prohibition on puts, calls and similar derivative instruments and restrictions with respect to hedging Company securities, pledging Company securities as collateral for loans and similar transactions.
•	The Committee conducts an annual risk assessment.
•	We do not provide for “single trigger” vesting upon a change in control; any equity acceleration requires a “double trigger” (a qualifying termination in connection with a change in control).
•	In addition, the Company does not maintain or grant any of the following with respect to our executive officers:
º	Tax reimbursements or gross-ups;
º	Any special perquisites or benefits, except in limited circumstances; or
º	Supplemental retirement plans.

Say-on-Pay

In May 2014, we provided stockholders a “say-on-pay” advisory vote to approve our executive compensation. At our 2014 Annual Meeting of Stockholders, stockholders approved the compensation of our NEOs, with approximately 97.4% of the votes cast for approval of the company’s executive compensation. The Committee evaluates the results of the advisory vote when determining executive compensation. The Committee also considers many other factors in evaluating our executive compensation program, including our corporate business objectives and recommendations by our compensation consultant. Taking all of this information into account, the Committee did not make any changes to our executive compensation program and policies specifically as a result of the 2014 say-on-pay advisory vote.

While the Company has historically held an advisory say-on-pay vote every three years, with the next scheduled vote being at the Company’s annual meeting of stockholders in 2017, the Committee determined to adopt an annual say-on-pay advisory vote rather than continue with our historical practice of providing the advisory vote every three years, as it values stockholder feedback and believes this is a useful way to monitor such views. As such, we are holding an advisory say-on-pay vote in 2016 and will also hold a say-on-pay frequency vote in 2016 in which our Board of Directors is recommending that our stockholders select a frequency of one year, or an annual say-on-pay vote, as described in more detail starting on page 32 of this proxy statement.

Objectives and Components of Our Executive Compensation Program

The primary objectives of our executive compensation program are as follows:

•	Deliver pay for performance;
•	Drive strong business results;
•	Support teamwork; and
•	Attract and retain strong talent.

We believe that pursuing these objectives will help us attract and retain qualified executives who are results oriented, engaged and passionate about our brand and are able to help us execute our BLEND Plan. The ability to embrace our mission and culture are also important components in driving these objectives.

Our compensation programs provide a mix of fixed compensation and short-term and long-term incentive awards tied to the achievement of specific business objectives, corporate financial goals, and individual performance. We strive to be competitive in a challenging economic environment, with the ultimate objective of improving stockholder value. In addition, we work to ensure that our compensation program is perceived as fundamentally fair to all stockholders.

2015 Compensation Program

We structured our 2015 compensation program as a combination of short and long-term incentives designed to incentivize performance and retain our key executives, including our NEOs. We utilized a combination of annual cash incentive compensation with long-term equity awards balanced in a manner to achieve cost savings and align with our 2015 and 2016 compensation expense and general and administrative cost targets. In doing so, we reduced the NEO cash bonus opportunities to 50% of prior year’s levels but provided for a two year grant of equity, front-loaded as equity grants in 2015.

Program Elements

The compensation program for our executive officers consists of the following elements:

•	Base Salary;
•	Annual Cash Incentive Compensation;
•	Long-term Equity-Based Incentive Compensation; and
•	General Team Member Benefits.

Base Salary

Base salary is the fixed portion of executive pay and is set to reward an individual’s current contributions to the Company and to compensate them for their expected day-to-day performance. The Committee determines base salary levels for executives on an annual basis. Increases in salaries are generally based on both individual performance and our merit increase budget for the year. Other factors that may influence setting of or changes in base salary levels include total Company performance, the executive’s experience, responsibilities, management abilities and job performance, current market conditions and analysis of competitive salaries payable for similar positions at other comparable companies. Salary increases may also be awarded in connection with an individual’s promotion to a new role. Peer group compensation data is reviewed annually for the industry and the relative responsibilities and contributions of the executive officers.

Annual Cash Incentive Compensation

As part of our 2015 compensation program, we implemented a performance-based annual cash bonus program based upon achievement of a mix of targeted financial and strategic objectives. We believe that incentive compensation in the form of an annual cash incentive bonus is an important factor in motivating our management team as a whole, and individual executives in particular, to perform at their highest level toward achievement of the financial objectives as well as our strategic objectives set forth in our BLEND Plan. These annual incentive awards were provided to the NEOs under our Management Incentive Plan administered by the Committee. For 2015, the Committee transitioned from its historical bi-annual performance periods to a single annual performance period as the Committee anticipated a better ability to set annual performance targets based upon the Company’s transitioning business model and, as noted above, reduced the annual bonus opportunity for each executive by 50%.

Each participant was eligible for a target award based on the participant’s base salary and position, with the NEO targets set as follows:

Title	Target Award as a % of Base Salary During Performance Periods
President and Chief Executive Officer	50%
Chief Financial Officer, Chief Administrative Officer & Secretary	32.5%
Senior Vice President	25%

The components of each target metric are weighted based on each participant’s position with the Company, which for 2015 were all weighted 70%/30% for Company financial objectives and department strategic objectives, respectively, for each of the positions, with the award based on achievement of one or more of the performance goals to the extent of the weighting:

Position	Co. Financial Objectives	Dept. Strategic Objectives
President and Chief Executive Officer	70%	30%
Chief Financial Officer, Chief Administrative Officer & Secretary	70%	30%
Senior Vice President	70%	30%

2015 Annual Performance

For fiscal 2015, no amounts were payable under the cash program as the threshold Adjusted EBITDA was not achieved. Under our annual cash bonus program, the criteria approved by the Committee for 2015 for the Company financial objectives and the department strategic objectives are set forth in the table below. The original financial goals were Operating Margin, 4-wall Margin and Positive Comparable Company Store Sales. If the Operating Margin targets are met, bonus would be payable based upon a sliding scale between 50% for threshold achievement, 100% at target achievement and 200% at maximum achievement. During the course of the year the Company began to refranchise its company-owned stores on at a much more expedited pace than anticipated when setting the earlier financial and strategic objectives to the point the previous objectives had become obsolete. As the Company’s business strategy had changed, the Committee updated the goals subsequently in 2015 to reflect a number of revisions as outlined in the table below to better reflect the Company’s transitioned business and to enable the program to continue to serve as an incentive measure as well as to provide retentive value in the context of the significant changes occurring with the Company in its business model as well as leadership. In connection with the adjustments, the bonus amount payable was revised to be based upon EBITDA measurement targets payable based upon a sliding scale between 50% for threshold achievement, 100% at target achievement and 200% at maximum achievement. If the threshold EBITDA level was not achieved, no amounts would be payable with respect to the program.

2015 Performance
Components	Performance Goals		Actual Performance
	Updated Goals	Original Goals
Financial (70% weighted)	Adjusted EBITDA (50% weighted)	Operating Margin	Threshold not achieved
	º Threshold $10.0 million	º Threshold 6.3%
	º Target $12.0 million	º Target 6.5%
	º Maximum $16 million	º Maximum 7.7%
	4-wall margin (California) (25% weighted)	4-wall margin	Achieved at target level (no bonus paid because Adjusted EBITDA target not met)
	º Threshold 16.5%	º Threshold 16.8%
	º Target 17.2%	º Target 17.5%
	º Maximum 18%	º Maximum 18.2%
	System Store Sales (25% weighted)	Company Same Store Sales	Achieved at threshold level (no bonus paid because Adjusted EBITDA target not met)
	º Threshold 2%	º Threshold 3%
	º Target 3%	º Target 5%
	º Maximum 4%	º Maximum 8%
Strategic (30% weighted)	Successful completion of refranchise efforts 90% franchise or 10% company stores (50% weighted)	Successful completion of refranchise efforts 80% franchise or 20% company stores	Achieved (no bonus paid because Adjusted EBITDA target not met)
	100 new global locations (50% weighted)	100 new global locations	Not Achieved

Target award amounts are based upon the participant’s base salary and position. Assuming the threshold Adjusted EBITDA is achieved, 70% of the target award becomes eligible for payment based upon achievement of the financial objectives (each weighted as indicated in the table above, payable on a 50% to 200% sliding scale basis depending on the level of achievement), and 30% of the target award becomes eligible for payment based upon achievement of the strategic objectives (each weighted 50%).

Cash Retention Bonus Plan

Effective November 9, 2015, in connection with the transition of our former Chief Executive Officer which was announced in the month prior, in order to secure the retention of key Company employees during the period of uncertainty relating to such transition, the Board adopted a modest cash retention bonus plan. Under this plan, up to $0.6 million would be available to the Company’s employees, including each of the NEOs other than our former Chief Executive Officer, for retention purposes to the extent the participant remains employed by the Company through June 30, 2016, whereby the transition is anticipated to be completed and our new Chief Executive Officer would have had the opportunity to integrate with the management team.

Long-Term Equity-Based Incentive Compensation

The Committee generally considers a range of factors in setting the size of equity grants to the NEOs, including assessments of individual performance, the potential contribution that each executive could be expected to make in the future, the NEO’s targeted total direct compensation, previous grants, and the size of awards and total compensation provided to others holding similar positions at companies included in our executive compensation peer group.

The Committee approves all equity awards to our officers at or above the vice president level.

Fiscal 2015 Equity Grants

Also as part of our 2015 compensation program, we structured our 2015 equity compensation program for NEOs to consist of 100% stock options, which as discussed above, were provided as a two-year front-loaded 2015 grant with no annual grant for 2016, in order to offset the reduction in target annual bonus opportunities. Stock options provide a way to align employee interests with those of our stockholders, as the reward grows with and depends upon stock price appreciation. The transition from stock awards to stock options was tied to the new business strategy that positioned the Company for growth, and was deemed to be the vehicle with the strongest alignment with stockholders. The stock options granted to our NEOs in 2015 vest in roughly equal thirds after the second, third, and fourth anniversaries of grant.

Fiscal 2014 Equity Grants

Our 2014 equity compensation program for executive officers consisted of 50% performance-based restricted stock units (“RSUs”) and 50% time-vested RSUs, designed to balance between creating a long-term retention incentive for our executives and establishing performance goals that further align the executives’ interests with the Company’s business objectives for that year and with increasing stockholder value. In August 2014, we granted our Named Executive Officers at that time performance-based RSUs based on our relative Total Shareholder Return (“TSR”) compared against the Yahoo Finance Restaurant Group Index plus Starbucks and Panera, consisting of a total of 59 companies in this peer group. The shares are earned based on relative TSR performance over a one-year, two-year, and three-year performance period, with payouts in shares, if any, made at the end of each performance period. As shown in the payout schedule below, 100% target payouts are earned for achieving 55th percentile performance of the peer group, and the payout will be capped at target in the event that TSR is negative during any one performance period:

	Relative TSR Performance	Payout as a Percent of Target
Maximum	75th Percentile	150%
Target	55th Percentile	100%
Threshold	35th Percentile	50%
Below Threshold	< 35th Percentile	0%

Relative TSR performance met the criteria at the target threshold for the first year vesting measurement date, so payouts were made at 102% for the 2014 performance-based equity grants in fiscal 2015.

Fiscal 2013 Equity Grants

In August 2013, we granted performance-based RSUs using the same criteria as that used for 2014, with payouts based on our relative TSR compared against the identical peer group. Relative TSR performance did not meet the minimum criteria at the first or second year vesting measurement dates, so no payouts were made for the 2013 performance-based equity grants in fiscal 2014 or 2015.

Equity Grant Policy

Pursuant to our equity grant policy, all grants are generally made effective three trading days after each of our quarterly public earnings releases. This applies to all of our employees, including our executive officers. The exercise price of stock options is the closing or last quoted price on the date of actual stock option grant, which we believe reflects fair market value after all public disclosures.

All grants issued after June 2013 were made under the 2013 Equity Incentive Plan, and all grants prior to June 2013 were made under our 2006 Employee, Director and Consultant Stock Plan, each of which authorize grants to employees, consultants and non-employee directors.

In 2015, the Committee decided to move the annual grant to March in order to align grant timing with the close of the prior year. Interim or “off cycle” equity awards are made to newly hired team members as “initial grants”, promotional grants for those taking on significant additional responsibilities or other team members when circumstances warrant it, and are made effective on a fixed quarterly schedule.

Other General Team Member Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same terms as other employees, except that the executive officers did not participate in the employer match under our 401(k) plan in fiscal 2015. We do not provide tax gross-ups of any perquisites.

Compensation Process and Oversight

Compensation and Executive Development Committee

The Committee has the responsibility for establishing, implementing and monitoring our executive compensation philosophy and programs. The Committee determines compensation for our executives, including annual base salary, non-equity incentive plan payments, equity awards and all other compensation. The Committee is composed of members who are not, and never have been, employees of the Company.

Role of Senior Management and Consultant in Compensation Decisions

While the Committee does not delegate any of its authority in setting compensation, members of senior management participate in the Committee’s executive compensation process. For example, the Committee takes into consideration recommendations of our CEO on compensation decisions for executive officers other than himself, based on performance reviews he conducts with each of the executive officers, including the NEOs. Our CEO does not participate in discussions regarding his own compensation.

In addition, the Committee retains independent compensation consultants to assist it in its review of NEO compensation. The Committee reviews the findings and recommendations of its compensation consultant to help ensure that compensation decisions are in line with the Company’s priorities, properly incentivize actions that improve Company performance, and are reasonable when compared to the market for executive talent. As will be discussed below, in fiscal 2015, the Committee engaged Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) as its independent compensation consultant. As part of its services, Frederic W. Cook:

•	Participates in the design of executive compensation programs to help the Committee evaluate the linkage between pay and performance;
•	Reviews market data and advises the Committee on recommending the CEO’s compensation levels to the Board;
•	Reviews and advises the Committee regarding the compensation of the other executive officers and non-employee directors; and
•	Assists with an annual risk assessment of our compensation programs.

Frederic W. Cook does not perform any other work on behalf of management or the Company. The Committee has assessed the independence of Frederic W. Cook and concluded that no conflict of interest exists that would prevent Frederic W. Cook from independently representing the Committee. The Committee intends to continue retaining the services of third party executive compensation specialists from time to time, as the Committee deems necessary or helpful, in connection with the establishment and development of our compensation philosophy and programs.

Recoupment Policy

In March 2016, the Company’s Board of Directors adopted an Incentive Compensation Recoupment Policy setting forth the conditions under which the Company will seek reimbursement with respect to excess incentive compensation paid or awarded to, and to recover net profits realized from the sale, vesting or exercise of shares of the Company’s common stock by, executive officers of the Company.

Competitive Compensation Data

To assist with the compensation determinations regarding our executive officers for fiscal 2015, the Committee reviewed competitive pay and other market data provided by Frederic W. Cook, which compared the various elements of executive compensation provided to our executive team, relative to compensation paid to individuals holding similar positions at companies in our executive compensation peer group (described below). Frederic W. Cook worked with our human resources department and management to access the data and review our compensation practices and philosophy.

To support our objective of maintaining an executive compensation program that is sufficiently competitive to attract and retain key executives, the Committee evaluates executive compensation information from a specific group of comparable companies, which we call our peer group. This process allows the Committee to set total compensation at levels that it believes are appropriate to retain and motivate our NEOs, and to develop a compensation program that supports our financial and strategic revitalization.

The Committee, with the assistance of Frederic W. Cook, identified our executive compensation peer group for fiscal 2015, selecting companies that are similar to us in industry, revenue, net income, number of employees and market capitalization. In determining our fiscal 2015 peer group, the Committee selected companies in the quick service restaurant and fast casual dining spaces with revenues ranging from $96 million to $865 million and market capitalization ranging from $92 million to $1.567 billion. Jamba is positioned between the 25th percentile and the median in both size categories.

The companies that comprised the fiscal 2015 executive compensation peer group were:

Ark Restaurants	Diversified Restaurant	Luby’s
ArkBiglari	Famous Dave’s	Nathan Famous
ArkBJ’s	Fiesta Restaurant Group	Noodles
ArkBravo Brio	Frisch’s Restaurant	Popeyes
ArkCarrols Restaurant	Ignite Restaurant	Ruth’s Hospitality
ArkChuy Holdings	Kona Grill	Sonic
ArkDenny’s	Krispy Kreme

In making its executive compensation decisions, the Committee considered the competitive data provided by Frederic W. Cook. The Committee does not target a specific percentile for pay, but uses the median percentile range as a guide for making its pay decisions with respect to all pay elements. In selecting this range, the Committee acknowledged the extremely competitive market in the San Francisco bay area, which also has an above-average cost of living. While the Committee considers relevant market pay practices when setting executive compensation, it does not believe that it is appropriate to establish compensation levels based only on market practices. The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, past and future performance objectives, value of the position within the Company, and the Company’s financial performance.

Other Executive-Level Programs

Severance and Change in Control Arrangements

In 2013 we adopted an Executive Retention and Severance Plan (the “Severance Plan”) for persons holding the title of Executive Vice President or Senior Vice President and for certain other key employees of the Company who may be designated by the Committee from time to time as eligible to participate in the Severance Plan (each a “Participant”). The Severance Plan superseded all prior arrangements with such Participants relating to severance. The Severance Plan and, with respect to our CEO, his employment agreement, provide for severance payments upon a termination of employment without cause or resignation for good reason, as well as upon a qualifying termination following a change in control of the Company, each as more fully described below in the section entitled “Potential Payments upon Termination or Change in Control.” The Committee believes that providing our executives with specified benefits in the event of a termination of employment by the Company without “cause” or in the event of a “constructive termination” is consistent with competitive practices, helps us retain executives and maintain leadership stability. In addition, the Committee believes that adopting uniform terms for our key employees other than our CEO, as reflected in the Severance Plan, helps to ensure that these executives are treated fairly and consistently.

The Committee believes that the occurrence, or potential occurrence, of a change in control may create uncertainty for our executives and other key employees. The “double trigger” provisions in the Severance Plan are designed to help retain our employees and maintain a stable work environment leading up to and during changes in control by providing certain economic benefits in the event their employment is actually or constructively terminated in connection with such a change.

The Severance Plan does not provide for any “single trigger” payments or benefits upon the occurrence of a change in control. Furthermore, the Severance Plan does not provide tax gross-ups for potential excise or other taxes on any benefits that are paid.

Management Stock Ownership Guidelines

We maintain Management Stock Ownership Guidelines to further align the interests of members of management with the interests of our stockholders and to encourage ownership of our common stock. These guidelines require our senior executives to acquire and maintain a minimum number of shares of our common stock, with such minimum number based upon a multiple of such executive’s annual base salary (with share value based upon the greater of the current stock price or the price at which the shares were acquired). Stock options are not counted for purposes of calculating the number of shares held.

The minimum number of shares is based upon the executive’s position as follows:

•	3x salary for our Chief Executive Officer;
•	2x salary for our Executive Vice Presidents, Chief Financial Officer/Chief Administrative Officer and Chief Operating Officer; and
•	1x salary for Senior Vice Presidents.

There is no time limitation towards achieving the minimum number of shares required. However, until such minimum number of shares is held, 50% of all equity grants (calculated on the basis of net after tax shares) are to be retained.

Restrictions on Hedging and Other Transactions in our Securities

Under our Insider Trading Policy, our officers, directors and employees are not permitted to purchase or sell our securities short or buy or sell puts, calls or other derivative instruments relating to our Common Stock. Our officers, directors and employees are also strongly discouraged from engaging in hedging or monetization transactions involving the Company’s securities or holding Company securities in a margin account or pledging Company securities as collateral for a loan, with any such arrangement requiring pre-approval from the Company’s compliance officer.

Former CEO and Other Executive Transitions

On October 1, 2015, the Company announced the departure of James D. White from his position as President, Chief Executive Officer and as Chairman of the Board of Directors of the Company. Under the terms negotiated relating to the termination and transition of his employment, Mr. White would remain in his current position to help oversee our operations until a successor has been identified.

The terms of the compensation payable to Mr. White and of the services Mr. White will provide to the Company in connection with the termination of his employment are governed by the Executive Employment Agreement, dated November 17, 2008 (the “Executive Employment Agreement”) and an Executive Transition Services Agreement (the “Transition Services Agreement”), dated October 1, 2015, between Mr. White and Jamba Juice Company, the Company’s wholly-owned subsidiary. In addition to the separation benefits to which Mr. White will be entitled as previously disclosed in connection with his Executive Employment Agreement, the Transition Services Agreement provides Mr. White with certain additional benefits, including one additional year of accelerated vesting of outstanding stock options and restricted stock units and the extension to two years of the exercise period for any outstanding stock options as consideration for his agreement to continue to serve as President and Chief Executive Officer through a transition period which would provide the Company with the necessary time to identify a successor. The calculation and the terms of any bonus amounts payable to Mr. White in connection with his separation under the Executive Employment Agreement were also revised and are governed by the Transition Services Agreement.

On December 18, 2015, the Company announced that Julie Washington, Jamba Juice Company’s Senior Vice President and Chief Marketing and Innovation Officer, would be transitioning from her position and employment with Jamba Juice Company. In consideration of Ms. Washington agreeing to remain in her position for a transition period through April 30, 2016 to provide the Company with the necessary time to identify a successor, Ms. Washington and Jamba Juice Company entered into a Release Agreement, dated December 18, 2015, whereby Ms. Washington would be entitled to certain additional benefits in connection with her termination from employment, in addition to those under the Severance Plan, including (i) one year of accelerated vesting of outstanding stock options, restricted stock units and performance awards, (ii) a retention bonus equal to $25,000 and (iii) the employer portion of COBRA benefits for 12 months post-separation. Ms. Washington will also remain eligible to receive any payout under the Management Incentive Plan for 2015, regardless of her date of separation.

New CEO Appointment

The Company appointed David A. Pace as Chief Executive Officer of the Company, and through its wholly-owned subsidiary Jamba Juice Company, entered into an employment agreement with Mr. Pace dated January 22, 2016. Mr. Pace became an employee of the Company effective March 14, 2016. Pursuant to the terms of the Employment Agreement, Mr. Pace will be entitled to: (i) an initial annual base salary of $600,000; (ii) a one-time signing bonus in the amount of $200,000, less applicable withholding, paid in a single lump sum payment prior to the Effective Date in consideration of the payments and benefits he is otherwise forfeiting from his prior employment to accept employment by the Company and costs he will incur in the transition; and (iii) an annual performance bonus having a targeted amount of 100% of base salary then in effect, based on targets established by the Board (or an appropriate committee thereof), with such bonus amount earned at no less than the target amount for the fiscal year ending January 3, 2017.

The Employment Agreement also provides that Mr. Pace will receive equity awards structured by the Committee to be largely performance-based awards based upon TSR stock price targets of 15%, 22.5% and 30% over a three-year period. The equity awards consist of: (i) nonqualified stock options to purchase up to (a) 150,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of grant and (b) 50,000 shares of the Company’s common stock at an exercise price per share equal to $19.50 ((b), the “15% TSR Option”), in each case vesting annually over three years subject to his employment; and (ii) an award of 350,000 RSUs of which 150,000, 100,000 and 100,000 would vest upon achievement of stock price targets of $19.50, $24.00 and $28.50, respectively (the “15%, 22.5% and 30% TSR RSUs”), so long as Mr. Pace remains an employee of Jamba Juice Company and/or its affiliates. The exercise price of the 15% TSR Option and the 15%, 22.5% and 30% TSR RSUs are subject to adjustment to reflect their targeted cumulative stockholder returns over a three year period based upon the average closing price for a share of the Company’s common stock on the NASDAQ Global Market for the twenty consecutive trading days following the third trading day following the Company’s fiscal year earnings release if less than $12.00 per share or greater than $14.00 per share. The settlement of the RSUs shall not be permitted unless and until the stockholders of the Company approve an amendment to the 2013 Equity Incentive Plan increasing the current share reserve to a level sufficient to permit the issuance of shares upon settlement of the RSUs.

Analysis of Risk Relating to Our Compensation Programs

Appropriately incentivizing behaviors which support the best interests of the Company and our stockholders is an essential part of the compensation-setting process. We believe that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. At the direction of the Committee, our benefits committee (comprised of members of management), evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level, including the following:

•	Annual cash incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals and strategic performance objectives. These metrics encourage performance that supports the business as a whole.
•	The executive annual cash incentive awards include a maximum payout opportunity.

•	Our executives are expected to meet stock ownership guidelines in order to align the executives’ interests with those of our stockholders.
•	In 2015, our annual equity awards to executives are comprised of 100% stock options, to further align pay with Company performance.
•	The Company’s pay philosophy provides an effective balance in the mix of cash and equity and allows for the committee’s discretion.
•	We maintain policies to mitigate compensation-related risk such as an insider trading policy, prohibition against hedging Company securities, an independent compensation committee, and engagement of an outside compensation consultant.

The benefits committee discussed its risk review with Frederic W. Cook and reported its findings to the Committee. Based on this review, both for our executive officers and all other employees, we concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax Considerations

The Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), in determining the mix of elements of executive compensation. Under Section 162(m), named executive officer (other than the Chief Financial Officer) compensation over $1 million for any year is generally not deductible for United States income tax purposes. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. We believe that the gains realized at the time of exercise of nonqualified stock options granted under the terms of our stockholder-approved stock plan are fully deductible in accordance with Section 162(m). In addition, the Committee generally structures performance-based equity grants and annual bonuses payable under our non-equity incentive plan with the intent that they qualify for deductibility in accordance with Section 162(m). Salaries and time-based vesting RSUs do not qualify as performance-based compensation for purposes of Section 162(m). The Committee intends to consider the impact of Section 162(m) on the deductibility of future executive compensation but reserves the right to provide for compensation to executive officers that may not be fully deductible when it believes that other considerations outweigh the tax deductibility of the compensation.

COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE REPORT

We, the Compensation and Executive Development Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2015.

SUBMITTED BY THE COMPENSATION AND
EXECUTIVE DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS

Glenn W. Welling, Chairman
Richard L. Federico
Andrew R. Heyer

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated persons serving as executive officers at December 29, 2015 (our “Named Executive Officers”):

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Retention Bonus for Fiscal Year ($)(2)	Stock Awards (time based) ($)(3)	Stock Awards (performance based) ($)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
James D. White President and Chief Executive Officer	2015	600,000	—	—	—	1,257,751	—	1684	1,859,435
	2014	600,000	—	315,900	395,365	—	208,275	909	1,520,449
	2013	599,038	—	283,290	251,580	—	133,875	682	1,268,465
Karen L. Luey Executive Vice President, Chief Financial & Administrative Officer	2015	352,000	75,000	—	—	702,969	—	657	1,130,626
	2014	352,000	—	140,400	175,718	—	77,940	657	746,715
	2013	351,077	—	134,900	119,800	—	51,051	501	657,329
Julie S. Washington Sr. Vice President, Chief Marketing & Innovation Officer	2015	300,000	25,000	—	—	236,822	—	594	562,416
	2014	300,000	—	56,160	70,287	—	49,155	594	476,196
	2013	299,423	—	47,215	41,931	—	34,425	456	423,450
Steve Adkins(7) Sr. Vice President & U.S. Operations	2015	285,000	75,000	—	—	236,822	—	575	597,397
	2014	285,000	—	77,220	96,644	—	46,697	575	506,136
	2013	285,000	—	—	—	—	32,703	—	317,703
Arnaud Joliff(8) Sr. Vice President, Supply Chain & Operations Services	2015	253,115	75,000	135,000	—	294,322	—	531	817,969

(1)	Reflects salaries paid for the respective fiscal year.
(2)	Reflects cash retention bonuses accrued per the plan adopted by the Board effective November 9, 2015, to be paid upon the confirmed eligibility of each named executive officer after June 30, 2016.
(3)	Represents the aggregate fair market value of stock options and restricted stock units calculated in accordance with the fair value method. The grant date fair value of options granted was estimated at the date of grant using a Black-Scholes option-pricing model. Option valuation models, including Black-Scholes, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant date fair value of an award. These assumptions include the risk-free rate of interest, expected dividend yield, expected volatility, and the expected life of the award. The risk-free rate of interest is based on the zero coupon U.S. Treasury rates appropriate for the expected term of the award. We apply the guidance provided by the SEC Staff Accounting Bulletin No. 110 to determine expected life. Expected dividends are zero based on our history of not paying cash dividends on the Company’s common stock. For Fiscal Years 2015, 2014 and 2013, expected volatility is based on historic daily stock price observations of the Company’s common stock since its inception. There is currently no market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from these valuation models or assumptions. The fair value of restricted stock units is based on the Company’s closing stock price on the date of grant. See the grant date fair value table below for the assumptions used to calculate the grant date fair value of option grants reported for fiscal years 2015, 2014 and 2013 on a grant by grant basis.
(4)	The fair value of the performance-based restricted stock units is based upon a Monte Carlo calculation. The value of the awards at the grant date assumes that the target level of performance conditions will be achieved in 2016 and 2017.
(5)	Reflects annual incentive bonus awards earned for the respective fiscal year.
(6)	Represents premium payments for life insurance and long term disability.
(7)	Mr. Adkins became a Named Executive Officer in 2014 but was not a Named Executive Officer in previous years.
(8)	Mr. Joliff became a Named Executive Officer in 2015 but was not a Named Executive Officer in previous years.

Grant Date Fair Value Table

The following table describes the assumptions used to calculate the grant date fair value of equity grants reported for fiscal years 2015, 2014, and 2013 on a grant-by-grant basis.

Name	Grant Date	Options Granted	RSUs Granted	Exercise Price ($)	Closing Price on Grant Date ($)	Volatility (%)	Expected Life (Years)	Risk Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value per Share ($)
James D. White	3/17/2015	208,237	—	—	$13.94	43.7	5.85	1.74	—	$6.04
	8/7/2014	—	22,500	—	$14.04	—	—	—	—	$14.04
	8/7/2014 (year 1)	—	7,500	—	$14.04	—	—	—	—	$17.27
	8/7/2014 (year 2)	—	7,500	—	$14.04	—	—	—	—	$17.32
	8/7/2014 (year 3)	—	7,500	—	$14.04	—	—	—	—	$18.13
	8/8/2013	—	21,000	—	$13.49	—	—	—	—	$13.49
	8/8/2013 (year 1)	—	7,000	—	$13.49	—	—	—	—	$10.65
	8/8/2013 (year 2)	—	7,000	—	$13.49	—	—	—	—	$13.23
	8/8/2013 (year 3)	—	7,000	—	$13.49	—	—	—	—	$12.06
Karen L. Luey	11/12/2015	25,000	—	—	$13.50	42.5	5.85	1.88	—	$5.75
	3/17/2015	92,586	—	—	$13.94	43.7	5.85	1.74	—	$6.04
	8/7/2014	—	10,000	—	$14.04	—	—	—	—	$14.04
	8/7/2014 (year 1)	—	3,333	—	$14.04	—	—	—	—	$17.27
	8/7/2014 (year 2)	—	3,333	—	$14.04	—	—	—	—	$17.32
	8/7/2014 (year 3)	—	3,334	—	$14.04	—	—	—	—	$18.13
	8/8/2013	—	10,000	—	$13.49	—	—	—	—	$13.49
	8/8/2013 (year 1)	—	3,333	—	$13.49	—	—	—	—	$10.65
	8/8/2013 (year 2)	—	3,333	—	$13.49	—	—	—	—	$13.23
	8/8/2013 (year 3)	—	3,334	—	$13.49	—	—	—	—	$12.06
Julie Washington	3/17/2015	39,209	—	—	$13.94	43.7	5.85	1.74	—	$6.04
	8/7/2014	—	4,000	—	$14.04	—	—	—	—	$14.04
	8/7/2014 (year 1)	—	1,333	—	$14.04	—	—	—	—	$17.27
	8/7/2014 (year 2)	—	1,333	—	$14.04	—	—	—	—	$17.32
	8/7/2014 (year 3)	—	1,334	—	$14.04	—	—	—	—	$18.13
	8/8/2013	—	3,500	—	$13.49	—	—	—	—	$13.49
	8/8/2013 (year 1)	—	1,166	—	$13.49	—	—	—	—	$10.65
	8/8/2013 (year 2)	—	1,167	—	$13.49	—	—	—	—	$13.23
	8/8/2013 (year 3)	—	1,167	—	$13.49	—	—	—	—	$12.06

Name	Grant Date	Options Granted	RSUs Granted	Exercise Price ($)	Closing Price on Grant Date ($)	Volatility (%)	Expected Life (Years)	Risk Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value per Share ($)
Steve Adkins	3/17/2015	39,209	—	—	$13.94	43.7	5.85	1.74	—	$6.04
	8/7/2014	—	5,500	—	$14.04	—	—	—	—	$14.04
	8/7/2014 (year 1)	—	1,833	—	$14.04	—	—	—	—	$17.27
	8/7/2014 (year 2)	—	1,833	—	$14.04	—	—	—	—	$17.32
	8/7/2014 (year 3)	—	1,834	—	$14.04	—	—	—	—	$18.13
	8/8/2013	—	3,250	—	$13.49	—	—	—	—	$13.49
	8/8/2013 (year 1)	—	1,083	—	$13.49	—	—	—	—	$10.65
	8/8/2013 (year 2)	—	1,083	—	$13.49	—	—	—	—	$13.23
	8/8/2013 (year 3)	—	1,084	—	$13.49	—	—	—	—	$12.06
Arnaud Joliff	11/12/2015	10,000	—	—	$13.50	42.5	5.85	1.88	—	$5.75
	11/12/2015	—	10,000	—	$13.50	—	—	—	—	$13.50
	3/17/2015	39,209	—	—	$13.94	43.7	5.85	1.74	—	$6.04
	8/7/2014	—	2,500	—	$14.04	—	—	—	—	$14.04
	8/7/2014 (year 1)	—	833	—	$14.04	—	—	—	—	$17.27
	8/7/2014 (year 2)	—	833	—	$14.04	—	—	—	—	$17.32
	8/7/2014 (year 3)	—	834	—	$14.04	—	—	—	—	$18.13

Grants of Plan-Based Awards at 2015 Fiscal Year End

The following table sets forth certain information with respect to stock and option awards and other plan-based awards granted during the fiscal year ended December 29, 2015 to our Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All other stock awards: # of share of stock or units(2) (#)	All other option awards: # of securities underlying options (#)	Exercise or base price of options awards ($)	Grant date fair value of stock and option awards(3) ($)
		Threshold $	Target $	Maximum $
James D. White	9/8/2015	150,000	300,000	600,000	—	—	—	—
	3/17/2015	—	—	—	—	208,237	13.94	1,257,751
Karen L. Luey	9/8/2015	57,200	114,400	228,800	—	—	—	—
	3/17/2015	—	—	—	—	92,586	13.94	559,219
	11/12/2015	—	—	—	—	25,000	13.50	143,750
Julie Washington	9/8/2015	37,500	75,000	150,000	—	—	—	—
	3/17/2015	—	—	—	—	39,209	13.94	236,822
Steve Adkins	9/8/2015	35,625	71,250	142,500	—	—	—	—
	3/17/2015	—	—	—	—	39,209	13.94	236,822
Arnaud Joliff	9/8/2015	33,125	66,250	132,500	—	—	—	—
	3/17/2015	—	—	—	—	39,209	13.94	236,822
	11/12/2015	—	—	—	10,000	—	13.50	135,000
	11/12/2015	—	—	—	—	10,000	13.50	57,500

(1)	These columns show the threshold, target and maximum potential payout under the Management Incentive Plan for each of the Named Executive Officers. The target payouts and maximum payouts listed represent the target and maximum amounts payable based on the Fiscal 2015 target metrics described above in the Section entitled “Compensation Discussion and Analysis,” taking into account the base salaries paid to each of the Named Executive Officers as of December 29, 2015, the last day of Fiscal 2015. Actual payouts under the Management Incentive Plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the table labeled “2015 Summary Compensation Table.” The targets for each of our Named Executive Officers are determined by the Compensation and Executive Development Committee.
(2)	Represents grants of restricted stock unit awards made to participants in the Company’s 2013 Equity Plan. The grants are time-based grants and will vest in equal annual installments over three years.
(3)	This amount reflects the grant date fair value of the awards granted in Fiscal 2015. The calculation of grant date fair value is explained in Footnote 3 to the 2015 Summary Compensation Table, above. Time-based grants were valued based on grant price.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth certain information with respect to the number and value of all unexercised options or unvested portions of restricted stock units previously awarded to our Named Executive Officers as of December 29, 2015:

OUTSTANDING EQUITY AWARDS AT DECEMBER 29, 2015

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Yet Vested(2) ($)	Equity Incentive Plan Awards of Unearned Shares, Units or Other Rights That have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested(2) ($)
James D. White	238,024	—	3.00	12/1/2018	—		—	—		—
	15,000	—	11.10	11/12/2020	—		—	—		—
	20,000	—	8.05	11/14/2021	—		—	—		—
	—	208,237	13.94	3/17/2025	—		—	—
	—	—	—	—	7,000	(3)	96,600	—		—
	—	—	—	—	15,000	(6)	207,000	—		—
	—	—	—	—	—		—	7,000	(4)	96,600
	—	—	—	—	—		—	15,000	(7)	207,000
Karen L. Luey	6,000	—	47.55	6/14/2017	—		—	—		—
	2,400	—	22.40	12/7/2017	—		—	—		—
	7,524	—	6.55	9/3/2018	—		—	—		—
	15,964	—	6.55	9/3/2018	—		—	—		—
	4,400	—	6.55	9/3/2018	—		—	—		—
	8,000	—	8.95	11/16/2019	—		—	—		—
	8,000	—	11.35	6/1/2020	—		—	—		—
	8,000	—	11.10	11/12/2020	—		—	—		—
	4,000	—	11.05	8/26/2021	—		—	—		—
	8,600	—	8.05	11/14/2021	—		—	—		—
	—	92,586	13.94	3/17/2025	—		—	—		—
	—	25,000	13.50	11/12/2025	—		—	—		—
	—	—	—	—	3,334	(3)	46,009	—		—
	—	—	—	—	6,667	(6)	92,005	—		—
	—	—	—	—	—		—	3,334	(4)	46,009
	—	—	—	—	—		—	6,667	(7)	92,005
Julie S. Washington	8,000	—	11.35	6/1/2020	—		—	—		—
	7,000	—	11.10	11/12/2020	—		—	—		—
	2,000	—	11.05	5/26/2021	—		—	—		—
	6,000	—	8.05	11/14/2021	—		—	—		—
	3,750	1,250	10.75	3/12/2022	—		—	—		—
	—	39,209	13.94	3/17/2025	—		—	—		—
	—	—	—	—	1,167	(3)	15,743	—		—
	—	—	—	—	2,667	(6)	37,445	—		—
	—	—	—	—	—		—	1,167	(4)	15,743
	—	—	—	—	—		—	2,667	(7)	37,445
Steve Adkins	4,500	—	56.80	11/29/2016	—		—	—		—
	1,230	—	58.85	6/27/2016	—		—	—		—
	2,600	—	22.40	12/7/2017	—		—	—		—
	3,000	1,000	9.70	11/6/2022	—		—	—		—
	—	39,209	13.94	3/17/2025	—		—	—		—
	—	—	—	—	1,084	(3)	14,959	—		—
	—	—	—	—	3,667	(6)	50,605	—		—
	—	—	—	—	—		—	1,084	(4)	14,959
	—	—	—	—	—		—	3,667	(7)	50,605

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Yet Vested(2) ($)	Equity Incentive Plan Awards of Unearned Shares, Units or Other Rights That have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested(2) ($)
Arnaud Joliff	7,500	15,000	10.79	11/7/2023	—		—	—		—
	—	39,209	13.94	3/17/2025	—		—	—		—
	—	10,000	13.50	11/12/2025	—		—	—		—
	—	—	—	—	5,000	(5)	69,000	—		—
	—	—	—	—	1,667	(6)	23,005	—		—
	—	—	—	—	10,000	(8)	138,000	—		—
	—	—	—	—	—		—	1,667	(7)	23,005

(1)	Reflects restricted stock units, options, or stock awards granted under the 2013 Equity Plan and 2006 Stock Plan.
(2)	Market values have been estimated using a price per share of $13.80, which was the closing price of our common stock on the last trading day of Fiscal 2015.
(3)	Vesting on these restricted stock unit awards commenced on August 8, 2013 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on August 8, 2014, August 8, 2015, and August 8, 2016.
(4)	Vesting on these performance-based restricted stock unit awards commenced on August 8, 2013 and, assuming that the Company achieves TSR measurement against a select restaurant peer group for each year, will vest and become exercisable in equal installments on August 8, 2014, August 8, 2015, and August 8, 2016.
(5)	Vesting on these restricted stock unit awards commenced on November 7, 2013 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on November 7, 2014, November 7, 2015, and November 7, 2016.
(6)	Vesting on these restricted stock unit awards commenced on August 7, 2014 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on August 7, 2015, August 7, 2016, and August 7, 2017.
(7)	Vesting on these performance-based restricted stock unit awards commenced on August 7, 2014 and, assuming that the Company achieves TSR measurement against a select restaurant peer group for each year, will vest and become exercisable in equal installments on August 7, 2015, August 7, 2016, and August 7, 2017.
(8)	Vesting on these restricted stock unit awards commenced on November 12, 2015 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on November 12, 2016, November 12, 2017, and November 12, 2018.

Option Exercises and Stock Vested During Last Fiscal Year

OPTION EXERCISES AND STOCK VESTED DURING
THE FISCAL YEAR ENDED DECEMBER 29, 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James D. White	39,984	498,201	35,467	479,587
Karen L. Luey	4,000	32,800	15,390	208,331
Julie S. Washington	—	—	5,856	79,286
Steve Adkins	14,000	78,240	6,447	87,555
Arnaud Joliff	7,500	37,350	6,680	90,533

(1)	Based on the difference between the market price of our common stock on the date of exercise and the exercise price of the relevant option multiplied by the number of shares for which the option was exercised.
(2)	Based on the market value of the underlying shares on vesting date multiplied by the number of shares vested.

The Company does not provide any deferred compensation arrangements or pension plans. As such, the Pension Benefits Table and Nonqualified Deferred Compensation Table have been eliminated from this proxy statement.

Potential Payments upon Termination or Change in Control

In 2013 we adopted the Severance Plan for the benefit of employees of the Company holding the title of Executive Vice President or Senior Vice President and for certain other key employees of the Company who may be designated by the Compensation and Executive Development Committee from time to time as eligible to participate in the Severance Plan (each a “Participant,” and collectively, the “Participants”). The Compensation and Executive Development Committee decided to adopt the Severance Plan to provide Participants with specified compensation and benefits in a uniform and consistent manner as between Executive Vice Presidents and as between Senior Vice Presidents and other Participants in the event of a termination of employment under circumstances specified therein. Each of the current Executive Vice Presidents and Senior Vice Presidents has entered into a Severance Plan participation agreement which supersedes all prior arrangements and understandings regarding the subject matter of the Severance Plan (including, but not limited to any severance provisions under any employment agreement entered into prior to the effective date of the Severance Plan and/or the date of the participation agreement), and shall be the exclusive agreement for the determination of any payments and benefits due to such employee.

Pursuant to the Severance Plan, in the event that a Participant is terminated without cause or resigns for good reason in the absence of a change of control, such participant will be entitled to receive certain compensation and benefits from the Company, including the following:

•	a severance payment equal to 125% (Executive Vice Presidents) or 100% (in the case of Senior Vice Presidents and other Participants) of such Participant’s annual base salary rate in effect as of the date of termination;
•	all incentive bonuses earned by participant during the period immediately preceding the performance period in which the Participant’s employment terminates;
•	the Participant’s pro rata bonus amount as of the date of termination for incentive bonuses earned during the current performance period; and
•	continuation of health coverage for twelve (12) months.

Pursuant to the Severance Plan, in the event that the Participant is terminated without cause or resigns for good reason within eighteen (18) months following a change in control (as such term is defined in the Severance Plan), such Participant will be entitled to receive certain compensation and benefits from the Company, including the following:

•	a severance payment equal to 125% (Executive Vice Presidents) or 100% (in the case of Senior Vice Presidents and other Participants) of such Participant’s annual base salary rate in effect as of the date of termination;
•	all incentive bonuses earned by Participant during the period immediately preceding the performance period in which the Participant’s employment terminates;
•	a bonus payment equal to 100% of the Participant’s target bonus for the performance period;
•	continuation of health coverage for twelve (12) months; and
•	100% accelerated vesting of all unvested equity awards granted on or after the effective date of the Severance Plan.

Other than as set forth in the Severance Plan, all payments under the Severance Plan are designed to be paid in accordance with the Company’s standard procedures, including applicable tax withholding, and are subject to compliance with Section 409A of the Code. Among other conditions, the Participant must sign and not revoke a general release of all claims against the Company as a condition to receiving any of the benefits prescribed by the Severance Plan.

On October 1, 2015, the Company announced the departure of James D. White from his position as President, Chief Executive Officer and as Chairman of the Board of Directors of the Company. Under the terms negotiated relating to the termination and transition of his employment, Mr. White agreed to remain in his current position to help oversee our operations until a successor was identified.

The terms of the compensation payable to Mr. White in connection with the termination of his employment are governed by the Executive Employment Agreement and the Transition Services Agreement. Under the terms of the agreements, Mr. White was entitled to the following in connection with the termination of his employment:

•	one year of his base salary then in effect on the date of termination;
•	the average annual cash bonus paid to him for the most recent three years of employment;
•	continuation of health coverage for twelve months;
•	two-thirds of the vesting under the March 17, 2015 stock option grant;
•	two years of accelerated vesting of any other unvested stock options;
•	one year of accelerated vesting of any time-based unvested restricted stock units; and
•	continuation of vesting of any unvested performance-based restricted stock units based on performance through the end of 2016.

On December 18, 2015, the Company announced that Julie Washington, Jamba Juice Company’s Senior Vice President and Chief Marketing and Innovation Officer, would be transitioning from her position and employment with Jamba Juice Company. In consideration of Ms. Washington agreeing to remain in her position for a transition period through April 30, 2016 to provide the Company with the necessary time to identify a successor, Ms. Washington and Jamba Juice Company entered into a Release Agreement, dated December 18, 2015, whereby Ms. Washington would be entitled to certain additional benefits in connection with her termination from employment, in addition to those under the Severance Plan, including (i) one year of accelerated vesting of outstanding stock options, restricted stock units and performance awards, (ii) a retention bonus equal to $25,000 and (iii) the employer portion of COBRA benefits for 12 months post-separation. Ms. Washington will also remain eligible to receive any payout under the Management Incentive Plan for 2015, regardless of her date of separation.

The following table presents our estimate of the dollar value of the payments and benefits payable to our Named Executive Officers upon the occurrence of a termination without cause or resignation for good reason under the circumstances noted above, assuming that such event occurred on December 29, 2015, the last day of Fiscal 2015. The actual amounts that would be paid to any Named Executive Officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

	Cash Severance ($)		Equity Acceleration ($)(1)	COBRA Premium ($)(2)
Current Officers:
James D. White	600,000	(3)	607,200	$15,235
Karen L. Luey	440,000	(4)	—	$15,235
Julie S. Washington	300,000	(5)	—	$15,235
Steve Adkins	285,000	(5)	—	$10,580
Arnaud Joliff	265,000	(5)	—	$15,235

(1)	No officer other than Mr. White is entitled to acceleration of vesting not in connection with a change in control.
(2)	Assumes maximum payment of COBRA premiums for the entire severance period covered by the applicable agreement.
(3)	Includes one year’s base salary and includes a payment equal to the average annual cash bonus paid to Mr. White for the most recent three years of employment.
(4)	Reflects 125% of annual base salary for Executive Vice President and pro rata bonus through date of termination.
(5)	Reflects 100% of annual base salary for Senior Vice President and pro rata bonus through date of termination.

The following table presents our estimate of the dollar value of the payments and benefits payable to our Named Executive Officers upon the occurrence of a termination without cause or resignation for good reason in connection with a change of control under the circumstances noted above, assuming that such event occurred on December 29, 2015, the last day of Fiscal 2015. The actual amounts that would be paid to any Named Executive Officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

	Cash Severance ($)		Equity Acceleration ($)(1)	COBRA Premium ($)(2)
Current Officers:
James D. White	600,000	(3)	607,200	$15,235
Karen L. Luey	440,000	(4)	283,528	$15,235
Julie S. Washington	300,000	(5)	109,631	$15,235
Steve Adkins	285,000	(5)	135,228	$10,580
Arnaud Joliff	265,000	(5)	301,159	$15,235

(1)	Calculated based on the assumption that triggering event takes place on December 29, 2015, the last trading day of Fiscal 2015. Reflects the value of accelerated vesting of outstanding equity awards based on the fair market value of $13.80 per share as of the last trading day of Fiscal 2015. Acceleration of outstanding equity awards with an exercise price above $13.80 per share is not reflected.
(2)	Assumes maximum payment of COBRA premiums for the entire severance period covered by the applicable agreement.
(3)	Includes eighteen (18) months of base salary and a payment equal to one and one-half times the most recent annual target bonus paid to Mr. White.

(4)	Includes 125% of annual base salary for Executive Vice President and 100% of incentive bonuses for Fiscal 2015.
(5)	Includes 100% of annual base salary for Senior Vice President and 100% of incentive bonuses for Fiscal 2015.

Change in Control Arrangements in our Equity Compensation Plans

The Compensation and Executive Development Committee may, in its discretion, provide in the grant of any award under the 2013 Equity Plan for the acceleration of exercisability, vesting and/or settlement in connection with a change in control (as defined in the 2013 Equity Plan).

Pursuant to the terms of the 2013 Equity Plan, if a change in control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant in the 2013 Equity Plan, either assume or continue the Company’s rights and obligations under outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Compensation and Executive Development Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the change in control, its holder is given the right to receive the same consideration that a stockholder would receive as a result of the change in control. In general, any awards which are not assumed, substituted for or otherwise continued in connection with a change in control or exercised or settled prior to the Change in Control will terminate effective as of the time of the change in control. Subject to the restrictions of Section 409A of the Code, the Compensation and Executive Development Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2013 Equity Plan also authorizes the Compensation and Executive Development Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a change in control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Compensation and Executive Development Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

Pursuant to the 2006 Stock Plan, holders of stock rights granted thereunder may be entitled to accelerated vesting upon the occurrence of a corporate transaction (as defined therein). Should a corporate transaction occur, the Board of Directors, or the board of directors of any entity assuming the obligations of the Company thereunder, may generally:

•	make appropriate provision for the continuation of such stock rights by substituting, on an equitable basis, either the consideration payable with respect to the number of outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity;
•	upon written notice to the holders, provide that all stock rights must be exercised (either (a) to the extent then exercisable or (b) at the discretion of the Board of Directors, all options or stock rights being made fully exercisable for purposes of the 2006 Stock Plan), within a specified number of days of the date of such notice, at the end of which period the options or stock rights shall be terminated; or
•	terminate all options or stock rights in exchange for a cash payment equal to the excess of the fair market value, less the relevant exercise price, if any, of the shares subject to such stock rights (either (a) to the extent then exercisable or (b) at the discretion of the Board of Directors, all options or stock rights being made fully exercisable for purposes of the 2006 Stock Plan).

In addition, options or stock awards granted under the 1994 Plan and the 2001 Plan which were assumed by the Company pursuant to and in accordance with its merger with Jamba Juice Company may also be entitled to accelerated vesting in certain circumstances.

Pursuant to the 1994 Plan, the Board of Directors has the full authority, but not the obligation, to specify any rules, procedures, adjustments or matters with respect to the 1994 Plan or any options issued under the 1994 Plan in connection with any reorganization, merger, reverse merger, recapitalization, reclassification, stock split, reverse split, combination of shares, sale of all or substantially all of the assets of the Company, sale of the Company or other corporate event or transaction, including, without limitation, modifying any applicable vesting provisions, adjusting the amount of outstanding options, and/or terminating the 1994 Plan.

Pursuant to the 2001 Plan, the Board of Directors, in the event of a “Change in Control,” shall have the right, but not the obligation, to accelerate the vesting or termination of restriction, limitation or repurchase rights applicable to such stock awards. As defined in the 2001 Plan, “Change in Control” means:

•	a sale of substantially all of the assets of the Company;
•	a merger or consolidation in which the Company is not the surviving corporation;
•	a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property; or
•	the acquisition by any person, entity or group of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of Directors.

COMPENSATION OF MEMBERS OF OUR BOARD OF DIRECTORS

The following table sets forth information concerning the compensation earned or paid during Fiscal 2015 under our Non-Employee Director Compensation Policy by each individual who served as a non-employee director at any time during Fiscal 2015. Mr. White, our President and Chief Executive Officer, also served on our Board of Directors but did not receive any additional compensation for providing such services since he was also an employee.

2015 DIRECTOR COMPENSATION

Name	Board Fees Earned of Paid in Cash ($)(1)	Stock Awards ($)(2)	Total
Lorna C. Donatone	60,000	56,850	116,850
Michael A. Depatie	60,000	56,850	116,850
Richard L. Federico	70,000	56,850	126,850
Andrew R. Heyer	76,538	56,850	133,388
Lesley H. Howe	83,462	56,850	140,312
Marvin Igelman(3)	21,900	56,850	78,750
David A. Pace	67,500	56,850	124,350
James C. Pappas	35,522	54,647	90,169
Glenn W. Welling	35,522	54,647	90,169

(1)	Fees earned are based on membership on the Board and participation in Board or committee chairmanship positions.
(2)	Represents the aggregate fair market value of stock grants and restricted stock units calculated in accordance with the fair value method. For more information on this calculation see Footnote 3 to the 2015 Summary Compensation Table above.
(3)	Mr. Igelman served as a member of the Board of Directors through the date of the 2015 Annual Meeting.

Compensation of Directors

It is the general policy of the Board of Directors that compensation for non-employee directors should be a mix of cash and equity-based compensation. Director compensation is generally reviewed annually by the Compensation and Executive Development Committee, with any changes made by the committee generally becoming effective commencing after the Annual Meeting of Stockholders. All Board members are entitled to reimbursement by the Company for reasonable travel to and from meetings of the Board, and reasonable food and lodging expenses incurred in connection therewith. The 2015 compensation for non-employee directors under our Non-Employee Director Compensation Policy consisted of the following:

	Cash Compensation(1) ($)	Equity Compensation(2)
Annual Retainer:
Board Member	60,000	4,000
Non-Employee Chairman of the Board (additional)	40,000	—
Lead Director (additional)	20,000	—
Audit Committee Chair (additional)	20,000	—
Compensation and Executive Development Committee Chair (additional)	10,000	—
Nominating and Corporate Governance Committee Chair (additional)	10,000	—

(1)	Assumes service for a full year; directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. Each “year”, for purposes of the Director Compensation

Policy, begins on the date of our annual meeting of stockholders. Each director can elect, in lieu of one-half of their Board Member cash compensation, to take an equally valued stock grant.
(2)	Effective following the 2015 Annual Meeting Date, each non-employee director was entitled to an annual grant of 4,000 restricted stock units. The restricted stock units are granted pursuant to the 2013 Equity Plan and vest over a period of one year, at a rate of 25% per three-month period, subject to continued service on the Board of Directors.

Subsequent to the 2015 Annual Meeting, the Compensation and Executive Development Committee amended the Non-Employee Director Compensation Policy to reflect that each non-employee director elected at an annual meeting will be entitled to receive an annual grant of equity-based compensation consisting of a number of restricted stock units under the 2013 Plan with a grant date value equal to $60,000, with the non-employee Chairman of the Board to be entitled to an equity award with a grant date value equal to $100,000.

Other than as provided above, there were no other arrangements pursuant to which any director was compensated during the fiscal year ended December 29, 2015 for service as a director.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains five stock-based compensation plans. On May 14, 2013, at its 2013 Annual Meeting of Stockholders, the Company’s stockholders, upon the recommendation of the Board of Directors, approved the Jamba, Inc. 2013 Equity Incentive Plan (the “2013 Equity Plan”). The stockholders are being asked to approve to amendment and restatement of the 2013 Plan at the 2016 Annual Meeting. The 2013 Equity Plan replaced the Company’s 2006 Employee, Director and Consultant Stock Plan (the “2006 Stock Plan”), which was approved by the Company’s stockholders on November 28, 2006. The 2013 Equity Plan authorizes the Company to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards and deferred compensation awards. The 2013 Equity Plan authorizes the issuance of up to 3,145,122 shares. As of December 29, 2015 564,686 shares remained available for grant under the 2013 Equity Plan and no shares remained available for grant under the 2006 Stock Plan. Options granted under the 2013 Equity Plan and the 2006 Stock Plan have an exercise price equal to the closing price of the Company’s common stock on the grant date. The Company’s 2010 Employee Stock Purchase Plan was approved by the Company’s stockholders on May 20, 2010 and provides an investment benefit to our employees by making available for purchase 600,000 shares of common stock. In connection with our merger with Jamba Juice Company, the Company assumed the outstanding options under the Jamba Juice Company 1994 Stock Incentive Plan (the “1994 Plan”) and the 2001 Equity Incentive Plan (the “2001 Plan”) which provided for granting nonqualified and incentive stock options to employees, non-employee directors and consultants. Options under the 2001 Plan and 1994 Plan were granted at an exercise price equal to or greater than the fair market value of the common stock at the date of the grant, are exercisable for up to 10 years, and vest annually over a four year period. Options outstanding under the 1994 Plan and the 2001 Plan became fully vested in 2010. No additional grants are available under the 2006 Stock Plan, 1994 Plan and the 2001 Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 29, 2015.

Plan Category(1)	Number of shares to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options ($) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column)(3) (c)
Equity compensation plans approved by stockholders	1,286,374	11.00	1,285,223
Equity compensation plans not approved by stockholders(2)	238,024	3.00	—
Total	1,524,398		1,285,223

(1)	The information presented in this table excludes options assumed by the Company in connection with the merger with Jamba Juice Company. As of December 29, 2015, 5,560 shares of the Company’s Common Stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $51.13 per share.
(2)	Represents shares exercisable under an option to purchase 300,000 shares of our Common Stock granted to Mr. White outside of our equity incentive plans. The grant of this option did not require approval by our stockholders due to its qualification under the “inducement grant exception” provided by Nasdaq Listing Rule 5635(c)(4).
(3)	Includes 691,411 available for future issuance under the 2013 Equity Plan, 18,403 shares available for future issuance under the 2006 Equity Plan, and 575,409 shares available for future issuance under the 2010 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of March 24, 2016, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

	Shares of Common Stock Beneficially Held
Name and Address of Beneficial Owner(1)	Amount(2)	Percent(3)
Engaged Capital, LLC(4) 610 Newport Center Drive, Suite 250 Newport Beach, California 92660	1,830,767	12.13%
Wellington Management Group LLP(5) 280 Congress Street Boston, MA 02210	1,687,321	11.18%
Pacific Grove Capital(6) 580 California Street, Suite 1925 San Francisco, CA 94104	1,366,516	9.06%
Indus Capital Partners, LLC(7) 888 Seventh Avenue, 26th Floor New York, NY 10019	1,300,500	8.62%
Morgan Stanley(8) 1585 Broadway New York, NY 10036	1,198,203	7.94%
Thompson Siegel & Walmsley LLC(9) 6806 Paragon Place, Suite 300 Richmond, VA 23230	1,019,397	6.76%
James D. White(10)	464,124	2.99%
Karen L. Luey(11)	147,614	*
Julie S. Washington(12)	53,361	*
Steve A. Adkins(13)	12,516	*
Arnaud Joliff(14)	11,102	*
Richard L. Federico(15)	46,537	*
Lesley H. Howe(16)	39,760	*
Michael A. Depatie(17)	31,060	*
Lorna C. Donatone(18)	14,415	*
David A. Pace(19)	21,511	*
Andrew R. Heyer(20)	28,402	*
James C. Pappas(21)	412,984	2.74%
Glenn W. Welling(4)	1,836,618	12.17%
All current directors and executive officers as a group(22)	3,189,276	20.23%

*	Less than 1%
(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and to the information contained in the footnotes to this table. This table is based upon the most current information supplied to us by current and former officers and directors of the Company and upon information gathered by us about principal stockholders known to us based on a Schedule 13G or 13D filed with the Securities and Exchange Commission.

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of options or warrants or vesting of restricted stock units.
(3)	Calculated on the basis of 15,088,378 shares of Common Stock outstanding as of March 24, 2016, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after March 24, 2016 are deemed to be held and outstanding for the purpose of calculating that stockholder’s percentage of beneficial ownership but not the percentages of beneficial ownership of other stockholders.
(4)	Based on a Form 4 filed on February 12, 2016 by Engaged Capital, LLC (“Engaged Capital”) and certain of its affiliates. Represents shares directly owned by Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”) and Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”) and held in an account separately managed by Engaged Capital (the “Engaged Capital Account”). Engaged Capital serves as the general partner and investment adviser of each of Engaged Capital Master I and Engaged Capital Master II and the investment adviser of the Engaged Capital Account. Engaged Capital Holdings, LLC (“Engaged Holdings”) serves as the managing member of Engaged Capital. Mr. Welling, as the Founder and Chief Investment Officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the shares owned directly by Engaged Capital Master I and Engaged Capital Master II and held in the Engaged Capital Account. Mr. Welling expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(5)	Based on a Schedule 13G/A filed on February 10, 2016 by Wellington Management Group LLP. Represents (i) 1,142,699 shares over which Wellington Management Group LLP has shared voting power, and (ii) 1,687,321 over which Wellington Management Group LLP has shared dispositive power.
(6)	Based on a Schedule 13G/A filed on February 16, 2016 by Pacific Grove Capital LP. Represents (i) 1,366,516 shares over which Pacific Grove Capital LP has shared voting power, and (ii) 1,366,516 over which Pacific Grove Capital LP has shared dispositive power.
(7)	Based on a Schedule 13G filed on June 19, 2015 by Indus Capital Partners, LLC. Represents (i) 1,300,500 shares over which Indus Capital Partners, LLC has shared voting power, and (ii) 1,300,500 over which Indus Capital Partners, LLC has shared dispositive power.
(8)	Based on a Schedule 13G/A filed on February 5, 2016 by Morgan Stanley. Represents (i) 1,051,679 shares over which Morgan Stanley has sole voting power, (ii) 137,151 shares over which Morgan Stanley has shared voting power, and (iii) 1,198,203 over which Morgan Stanley has shared dispositive power.
(9)	Based on a Schedule 13G/A filed on January 28, 2016 by Thompson Siegel & Walmsley, LLC. Represents (i) 845,089 shares over which Thompson Siegel & Walmsley, LLC has sole voting power, (ii) 174,308 shares over which Thompson Siegel & Walmsley, LLC has shared voting power, and (iii) 1,019,397 shares over which Thompson Siegel & Walmsley, LLC has sole dispositive power.
(10)	Represents 52,275 shares of Common Stock held by Mr. White and 411,849 shares of Common Stock issuable upon the exercise of vested options held by Mr. White.
(11)	Represents 43,864 shares of Common Stock held by Ms. Luey and 103,750 shares of Common Stock issuable upon exercise of vested options held by Ms. Luey.
(12)	Represents 12,291 shares of Common Stock held by Ms. Washington and 41,070 shares of Common Stock issuable upon exercise of vested options held by Ms. Washington.
(13)	Represents 4,186 shares of Common Stock held by Mr. Adkins and 8,330 shares of Common Stock issuable upon exercise of vested options held by Mr. Adkins.
(14)	Represents 3,602 shares of Common Stock held by Mr. Joliff and 7,500 shares of Common Stock issuable upon exercise of vested options held by Mr. Joliff.
(15)	Represents 17,500 shares of Common Stock held by Mr. Federico and 29,037 shares of Common Stock issuable upon exercise of vested options held by Mr. Federico.
(16)	Represents 20,000 shares of Common Stock held by Mr. Howe and 19,760 shares of Common Stock issuable upon exercise of vested options held by Mr. Howe.
(17)	Represents 23,560 shares of Common Stock held by Mr. Depatie and 7,500 shares of Common Stock issuable upon exercise of vested options held by Mr. Depatie.
(18)	Represents 14,415 shares of Common Stock held by Ms. Donatone.
(19)	Represents 21,511 shares of Common Stock held by Mr. Pace.
(20)	Represents 28,402 shares of Common Stock held by Mr. Heyer.

(21)	Represents 407,133 shares owned directly owned by JCP Investment Partnership, LP (“JCP Partnership”) and 5,851 shares held by Mr. Pappas directly. Mr. Pappas, solely by virtue of his position as the managing member of JCP Investment Management, LLC, the investment manager of JCP Partnership, and as the sole member of JCP Investment Holdings, LLC, the general partner of JCP Investment Partners, LP, which serves as the general partner of JCP Partnership, may be deemed to beneficially own the shares owned directly by JCP Partnership. Mr. Pappas expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(22)	Represents 2,210,970 shares of Common Stock and 678,306 shares of Common Stock issuable upon the exercise of vested options. See Notes 4, and 10 through 21, above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with for Fiscal 2015, other than Mr. Joliff who had three late filings in Fiscal 2015.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the next annual meeting of stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than the close of business (5:00 p.m. Pacific Time) 120 days prior to the anniversary of the date this year’s proxy materials were released to stockholders, which date shall be December 8, 2016. Stockholder business that is not intended for inclusion in our proxy materials, including nominations for director, may be brought before the 2017 Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the above date.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, our proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Jamba stockholders will be “householding” our proxy materials. A single Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement and annual report, please notify your broker, direct your written request to Investor Relations Department, Jamba, Inc., 6475 Christie Avenue, Suite 150, Emeryville, CA 94608 or contact our Corporate Secretary by telephone at (510) 596-0100. Stockholders who currently receive multiple copies of the Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement at their address and would like to request “householding” of their communications should contact their broker.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2016 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

KAREN L. LUEY
Secretary

April 7, 2016

APPENDIX A

2013 EQUITY INCENTIVE PLAN
of
JAMBA, INC.
(AS AMENDED AND RESTATED
EFFECTIVE            , 2016)

2013 EQUITY INCENTIVE PLAN
OF
JAMBA, INC.
(As Amended and Restated            , 2016)

A-i

A-ii

A-iii

2013 EQUITY INCENTIVE PLAN
OF
JAMBA, INC.
(As Amended and Restated            , 2016)

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment.  The 2013 Equity Incentive Plan of Jamba, Inc. (the “Plan”) was originally approved by the Board on February 27, 2013, and became effective when the stockholders of the Company approved the Plan on May 14, 2013 (the “Effective Date”). The Board amended and restated the Plan as set forth herein on March   , 2016, subject to the approval of the Company’s stockholders, at which time it shall become effective.

1.2 Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.

1.3 Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) approval by the stockholders of a plan of complete liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means Jamba, Inc., a Delaware corporation, or any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S 8 under the Securities Act.

(m) “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n) “Deferred Compensation Award” means an Award granted to a Participant pursuant to Section 12.

(o) “Director” means a member of the Board.

(p) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(q) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant.

(r) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(s) “ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(v) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(w) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(x) “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(y) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(z) “Nonemployee Director” means a Director who is not an Employee.

(aa) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(bb) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(cc) “Officer” means any person designated by the Board as an officer of the Company.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ee) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(ff) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(gg) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(hh) “Participant” means any eligible person who has been granted one or more Awards.

(ii) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(jj) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(kk) “Performance Award” means an Award of Performance Shares or Performance Units.

(ll) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(mm) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(nn) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(oo) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(pp) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(qq) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(rr) “Predecessor Plan” means the Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

(ss) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(tt) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(uu) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(vv) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ww) “Rule 16b 3” means Rule 16b 3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(xx) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(yy) “Section 162(m)” means Section 162(m) of the Code.

(zz) “Section 409A” means Section 409A of the Code.

(aaa) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(bbb) “Securities Act” means the Securities Act of 1933, as amended.

(ccc) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ddd) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(eee) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(fff) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ggg) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(hhh) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(iii) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b 3.

3.4 Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5 Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, including, but not limited to the prohibitions on Option or SAR repricings set forth in Section 3.6, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, or cancel any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto; provided, however, that any such action taken in connection with a Change in Control shall be subject to the limitations and/or requirements set forth in Section 14.1;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; provided, however, that any such action taken in connection with a Change in Control shall be subject to the limitations and/or requirements set forth in Section 14.1;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock and the grant in substitution therefore of new Options or SARs having a lower exercise price (or that otherwise increases the value of the cancelled awards), any other Awards, or payments in cash (other than in connection with a Change in Control), or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.3.

3.7 Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.3, as of the date of the Company’s 2016 Annual Stockholders’ meeting (the “Restatement Effective Date”), the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 1,307,093 shares, less (i) one share for every one share of stock subject to an Option or SAR granted under the Plan after February 16, 2016 and prior to the Restatement Effective Date; and (ii) 1.92 shares for every one share of stock subject to an award other than an Option or SAR granted under the Plan after February 16, 2016 and prior to the Restatement Effective Date. Any shares of Stock that are subject to Options or SARs shall be counted against this limit as one share for every one share granted, and any shares of Stock that are subject to Full Value Awards shall be counted against this limit as 1.92 shares for every one share granted. Shares of stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof. No awards may be granted under the Predecessor Plan.

4.2 Share Counting.

(a) If (i) an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, or (ii) after January 1, 2013 an outstanding award under the Predecessor Plan expires, is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase under the Predecessor Plan are forfeited or repurchased by the Company for an amount not greater than the holder’s purchase price, then in each case the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock (or award or shares under the Predecessor Plan) shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to any Awards pursuant to Section 17.2 (or after January 1, 2013, applicable to any awards under the Predecessor Plan), shall not again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR (or after January 1, 2013, the exercise of a stock appreciation right under the Predecessor Plan), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares subject to the SAR. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise (or after January 1, 2013, an option under the Predecessor Plan), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option (or option under the Predecessor Plan) is exercised. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise Options (or after January 1, 2013, options under the Predecessor Plan) shall not be added to the shares of Stock authorized for grant under this Plan.

(b) Any shares of Stock that again become available for grant pursuant to this Section shall be added back as (i) one share of Stock for every one share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under the Predecessor Plan, and (ii) as 1.92 shares of stock for every one share subject to Full Value Awards granted under the Plan or awards other than options or stock appreciation rights granted under the Predecessor Plan.

4.3 Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the share reserve set forth above.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan.  Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Award Limitations.

(a) Incentive Stock Option Limitations.

(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed the number of shares set forth in Section 4.1.

(ii) Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(iii) Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b) Section 162(m) Award Limits.  Subject to adjustment as provided in Section 4.3:

(i) Options and SARs.  No Employee shall be granted within any fiscal year of the Company one or more Options or SARS which are intended to qualify as Performance Based Compensation to purchase more than three hundred thousand (300,000) shares of Stock under Options or to receive compensation calculated with reference to more than that number of SARs. Notwithstanding the foregoing, for a newly hired Participant, this limitation shall be six hundred thousand (600,000) shares of Stock.

(ii) Full Value and Cash Awards.  No Employee shall be granted within any fiscal year of the Company one or more Full Value Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate could result in such Employee receiving more than two hundred thousand (200,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award. Notwithstanding the foregoing, with respect to a newly hired Participant, the share limits set forth above shall be four hundred thousand (400,000) shares. With respect to an Award of Performance Based Compensation payable in cash, the maximum amount shall be nine-million dollars ($9,000,000) for each fiscal year contained in the Performance Period.

(c) Limit on Awards and Cash Payments to Nonemployee Directors.  Notwithstanding any other provision of the Plan to the contrary, the aggregate amount of cash plus the grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Nonemployee Director Awards granted to any Nonemployee Director during any single calendar year shall not exceed four hundred thousand dollars ($400,000).

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2 Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise.  A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise.  A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate. Except as otherwise provided in the Award Agreement, or other agreement governing the Option, vested Options shall remain exercisable following a termination of Service as follows:

(i) Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(iii) Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by.  Notwithstanding the foregoing, other than with respect to a termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S 8 under the Securities Act; provided that no consideration may be received for any transfer. An Incentive Stock Option shall not be assignable or transferable in any manner.

6.6 Deemed Exercise of Options.  If, on the date on which an Option would otherwise terminate or expire, the Option by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such Option, then any portion of such Option which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of shares of Stock as described in Section 17.2.

6.7 Minimum Vesting Requirement.  Notwithstanding anything contained in this Plan to the contrary, no Option or SAR granted on or after the Restatement Effective Date may vest in less than one year from its date of grant; provided, however, that with respect to Options and SARs, up to 5% of the available shares of Stock authorized for issuance under the Plan as of the Restatement Effective Date may vest (in full or in part) in less than one year from their date of grant (the “5% Basket”). Notwithstanding the following, any Option or SAR granted under the Plan may vest in full or in part upon the death or Disability of the Participant, or upon a Change in Control of the Company (but only in accordance with Section 14.1), and such vesting shall not count against the 5% Basket.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem

SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of shares of Stock as described in Section 17.2.

7.6 Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S 8 under the Securities Act; provided that no consideration may be received for any transfer.

7.8 Minimum Vesting Requirement.  Any SAR granted under the Plan shall also comply with the minimum vesting rules set forth in Section 6.7.

8. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting.  Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures.  Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual, infrequently occurring or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. In addition, The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; and (xxix) completion of a joint venture or other corporate transaction. Such performance goals may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

(b) Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c) Effect of Leaves of Absence.  Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.8 Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. DEFERRED COMPENSATION AWARDS.

12.1 Establishment of Deferred Compensation Award Programs.  This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. If the Committee determines that any such program may constitute an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan. Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a “top-hat” unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.

12.2 Terms and Conditions of Deferred Compensation Awards.  Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award

Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.

(a) Limitation on Elections.  Notwithstanding any Participant’s prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant’s Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.

(b) Election Irrevocable.  A Participant’s election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.

(c) Vesting.  Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.

13. STANDARD FORMS OF AWARD AGREEMENT.

13.1 Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

13.2 Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

14. CHANGE IN CONTROL.

14.1 Effect of Change in Control on Awards.  Subject to the requirements and limitations of Section 409A, if applicable, in the event of a Change in Control:

(a) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; and

(b) Outstanding Awards which are not assumed, substituted for, or otherwise continued by the Acquiror shall accelerate and become fully vested effective immediately prior to, but contingent upon, the consummation of the Change in Control; provided, however, that any Award which has its Vesting Conditions based on performance goals that vests pursuant to this sentence shall only become vested based on actual results measured against the performance goals as of the Change in Control, and thereafter, all Awards shall terminate to the extent not exercised or settled as of the date of the Change in Control.

14.2 Federal Excise Tax under Section 4999 of the Code.

(a) Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant, subject to compliance with applicable law (including, but not limited to the rules imposed by Section 409A), may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 14.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 14.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

15. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16. COMPLIANCE WITH SECTION 409A.

16.1 Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

16.2 Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

16.3 Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.

16.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability.  All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

17. TAX WITHHOLDING.

17.1 Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

17.2 Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or such other rates that will not create an adverse accounting consequence or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

18. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), or any change to the Award Limitations contained in Section 5.3, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

19. MISCELLANEOUS PROVISIONS.

19.1 Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

19.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period. In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

19.3 Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

19.4 Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.5 Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

19.6 Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7 Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.8 Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement references Awards, a general reference to “benefits” in such agreement shall not be deemed to refer to Awards granted hereunder.

19.9 Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

19.10 Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.11 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

19.12 Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.13 Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

19.14 Awards prior to the Restatement Effective Date.  Notwithstanding anything in this Plan to the contrary, Awards granted prior to the Restatement Effective Date shall have the terms of the Plan as in effect immediately prior to such date apply to the Award.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the 2013 Equity Incentive Plan of Jamba, Inc. (As Amended and Restated            , 2016), as duly adopted by the Board on            , 2016.

JAMBA, INC.
ATTN: CORPORATE SECRETARY
6475 CHRISTIE AVE, SUITE 150
EMERYVILLE, CA 94608

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

Nominees	For	Against	Abstain
1A David A. Pace	☐	☐	☐
1B Richard L. Federico	☐	☐	☐
1C Andrew R. Heyer	☐	☐	☐
1D Michael A. Depatie	☐	☐	☐
1E Lorna C. Donatone	☐	☐	☐
1F James C. Pappas	☐	☐	☐
1G Glenn W. Welling	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. A non-binding advisory vote regarding the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000284154_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10K, Notice & Proxy Statement is/are available at www.proxyvote.com .

JAMBA, INC.
Annual Meeting of Stockholders
May 17, 2016 8:00 A.M.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David A. Pace and Karen L. Luey, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of equity securities of Jamba, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time on May 17, 2016, at the Jamba Juice Support Center, 6475 Christie Avenue, Suite 150, Emeryville, CA, 94608 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000284154_2 R1.0.1.25

Continued and to be signed on reverse side